FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-04

Free Writing Prospectus

Structural and Collateral Term Sheet

$712,219,087
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2016-C33

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Ladder Capital Finance LLC

Rialto Mortgage Finance, LLC

Natixis Real Estate Capital LLC

C-III Commercial Mortgage LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-C33

March 9, 2016

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner

Academy Securities Co-Manager	Deutsche Bank Securities Co-Manager	Natixis Securities Americas LLC Co-Manager

Wells Fargo Commercial Mortgage Trust 2016-C33	Certain Terms and Conditions

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

No. 1 – Sanofi Office Complex

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$65,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$65,000,000			Location:	Bridgewater, NJ
% of Initial Pool Balance:	9.1%			Size:	674,325 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$185.37
Borrower Name:	ARC HR5SNFI001 SPE, LLC			Year Built/Renovated:	1987/2006
Sponsor:	American Finance Trust, Inc.			Title Vesting:	Fee
Mortgage Rate:	5.093%			Property Manager:	Self-managed
Note Date:	December 11, 2015			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	January 6, 2021			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	July 31, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	100.0% (3/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, ARD			4th Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			3rd Most Recent NOI(3):	NAV
Call Protection:	L(26),D(30),O(4)			2nd Most Recent NOI (As of):	$18,214,079 (Annualized 9 12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of):	$18,214,983 (TTM 9/30/2015)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$17,336,962
				U/W Expenses:	$520,109
				U/W NOI:	$16,816,853
				U/W NCF:	$16,769,651
				U/W NOI DSCR(1):	2.61x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.60x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	13.5%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	13.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$272,800,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	November 24, 2015
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	45.8%
Condominium Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	45.8%

(1)	The Sanofi Office Complex Whole Loan (as defined below), with an original principal balance of $125,000,000, is comprised of eight pari passu notes (Notes A-1-A, A-1-B, A-2-A, A-2-B, A-3-A, A-3-B, A-4-A and A-4-B). The controlling Note A-1-A and non-controlling Notes A-1-B, A-2-A, and A-2-B have an aggregate original balance of $65,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000 and will be contributed to the WFCM 2016-C33 Trust. The non-controlling Notes A-3-A, A-3-B, A-4-A and Note A-4-B had an aggregate original principal balance of $60,000,000 and are expected to be contributed to one or more future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Sanofi Office Complex Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a whole loan (the “Sanofi Office Complex Whole Loan”) that is evidenced by eight pari passu promissory notes (Notes A-1-A, A-1-B, A-2-A, A-2-B, A-3-A, A-3-B, A-4-A and A-4-B) secured by a first mortgage encumbering an office complex located in Bridgewater, New Jersey (the “Sanofi Office Complex Property”). The Sanofi Office Complex Whole Loan was originated on December 11, 2015 by Ladder Capital Finance LLC. The Sanofi Office Complex Whole Loan had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 5.093% per annum (the “Initial Interest Rate”). The Sanofi Office Complex Whole Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is January 6, 2021 and the final maturity date is July 31, 2026. In the event the Sanofi Office Complex Whole Loan is not paid off in full on or before the ARD, the interest rate will increase to the sum of 3.500% and the greater of (i) 5.093% and (ii) the sum of (a) the greater of the five-year offered side swap rate and the five-year treasury rate, plus (b) 3.500% (the “Adjusted Interest Rate”). The payment of interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred until the maturity date, to the extent not paid sooner pursuant to the Sanofi Office Complex Whole Loan documents, and in any event will not be paid until the principal balance of the Sanofi Office Complex Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1

SANOFI OFFICE COMPLEX

Loan is paid to zero. If the Sanofi Office Complex Whole Loan is not repaid in full on or prior to the ARD, on and after the ARD, all excess cash flow will be used to pay down the principal balance of the Sanofi Office Complex Whole Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans-ARD Loans” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Sanofi Office Complex Whole Loan” in the Preliminary Prospectus.

The controlling Note A-1-A and non-controlling Notes A-1-B, A-2-A, and A-2-B, which will be contributed to the WFCM 2016-C33 Trust, had an aggregate original principal balance of $65,000,000 and an aggregate outstanding principal balance of $65,000,000 as of the Cut-off Date. The non-controlling Notes A-3-A, Note A-3-B, Note A-4-A and Note A-4-B, with an aggregate original principal balance of $60,000,000, are each expected to be contributed to one or more future trusts. Each of the mortgage loans evidenced by Notes A-3-A, A-3-B, A-4-A and A-4-B are referred to herein as the “Sanofi Office Complex Companion Loans”. The lender provides no assurances that any non-securitized pari-passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan—Sanofi Office Complex Whole Loan” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1-A	$23,333,333	WFCM 2016-C33	Yes
Note A-1-B	$11,666,667	WFCM 2016-C33	No
Note A-2-A	$20,000,000	WFCM 2016-C33	No
Note A-2-B	$10,000,000	WFCM 2016-C33	No
Note A-3-A	$20,000,000	Ladder Capital Finance, LLC(1)	No
Note A-3-B	$10,000,000	JPMorgan Chase Bank, National Association(1)(2)	No
Note A-4-A	$20,000,000	Ladder Capital Finance, LLC(1)	No
Note A-4-B	$10,000,000	JPMorgan Chase Bank, National Association(1)(2)	No
Total	$125,000,000

(1)	Notes A-3-A, A-3-B, A-4-A and A-4-B are expected to be contributed to a future trust or trusts.

(2)	Subsequent to the origination of the Sanofi Office Complex Whole Loan, JPMorgan Chase Bank, National Association purchased the Notes A-1-B, A-2-B, A-3-B and A-4-B from Ladder Capital Finance, LLC. Prior to the closing of the WFCM 2016-C33 Trust, JPMorgan Chase Bank, National Association sold the Notes A-1-B and A-2-B to Ladder Capital Finance, LLC.

Following the lockout period, the borrower has the right to defease the Sanofi Office Complex Whole Loan in whole, but not in part, on any date prior to October 6, 2020. In addition, the Sanofi Office Complex Whole Loan is prepayable without penalty on or after October 6, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$125,000,000	64.6%	Loan payoff(1)	$191,281,433	98.9%
Sponsor’s new cash contribution	68,375,158	35.4	Closing costs	2,093,726	1.1%

Total Sources	$193,375,158	100.0%	Total Uses	$193,375,158	100.0%

(1)	The Sanofi Office Complex Property was previously securitized in the GCCFC 2006-GG7 transaction. The borrower acquired the Sanofi Office Complex Property in March 2014 for a total purchase price of $251,100,000 and assumed the prior debt.

The Property. The Sanofi Office Complex Property is a class A, single-tenant office building containing 674,325 square feet located in Bridgewater, New Jersey, approximately 34.3 miles southwest of Manhattan. Originally constructed in 1987 for AT&T and renovated in 2006, the Sanofi Office Complex Property serves as the United States headquarters for Sanofi-Aventis U.S. Inc. (“Sanofi-Aventis”). The Sanofi Office Complex Property contains two, four-story buildings and one, five-story building all connected by a walkway. The Sanofi Office Complex Property has been 100.0% leased to Sanofi-Aventis since 2006. Amenities at the Sanofi Office Complex Property include open floor plans, a fitness center, 500-seat auditorium, 500-seat full-service cafeteria, a company store, credit union, executive area with a boardroom, and two large tiered conference rooms with full audio-visual capability. Sanofi-Aventis is a subsidiary of Sanofi S.A., a French multinational pharmaceutical company headquartered in Paris, France, which is ranked 241 on the 2015 Fortune Global 500 and is the world’s fifth-largest pharmaceutical company based on sales. Globally, Sanofi S.A. has over 110,000 employees, 20 research and development sites and 107 industrial locations. Sanofi-Aventis’s United States operations include 18 facilities located in nine states, Washington D.C. and Puerto Rico which house approximately 17,000 employees. In 2014, United States sales of approximately €11.0 billion euros represented one-third of 2014 global sales for Sanofi S.A. Sanofi, S.A. (NYSE: SNY) is rated AA-, A1 and AA by Fitch, Moody’s and S&P, respectively, and had a market capitalization of approximately $104.0 billion as of February 5, 2016. The Sanofi Office Complex Property is subject to a condominium regime. The Sanofi Office Complex Property consists of units I, II, and III of a commercial condominium known as the Sanofi office complex condominium. At origination, there were no units other than the Sanofi Office Complex Property owned by the borrower. The remaining unit in the condominium, unit IV, is not owned by the Sanofi Office Complex Property borrower and is not collateral for the Sanofi Office Complex Whole Loan. The Sanofi Office Complex Property currently comprises a total of 76.7% of the condominium with unit IV comprising the remaining 23.4%. At origination, the condominium board consisted of 3 members, 2 of whom were appointed by the borrower. The Sanofi Office Complex Property features 3,344 surface parking spaces resulting in a parking ratio of 5.0 spaces per 1,000 square feet of net rentable area. As of March 1, 2016, the Sanofi Office Complex Property was 100.0% occupied by Sanofi-Aventis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

SANOFI OFFICE COMPLEX

The following table presents certain information relating to the tenant at the Sanofi Office Complex Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Sanofi-Aventis	AA-/A1/AA	674,325	100.0%	$27.06	$18,249,434	100.0%	7/31/2026(2)
Total Major Tenant		674,325	100.0%	$27.06	$18,249,434	100.0%

Vacant Space		0	0.0%

Collateral Total		674,325	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through July 1, 2016, totaling $1,841,686. The tenant’s current base rent is $16,407,748 ($24.33 per square foot).

(2)	Sanofi-Aventis has three, five-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Sanofi Office Complex Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	674,325	100.0%	674,325	100.0%	$18,249,434	100.0%	$27.06
Thereafter	0	0	0.0%	674,325	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	674,325	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	674,325	100.0%			$18,249,434	100.0%	$27.06

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Sanofi Office Complex Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	3/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information based on the lease.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

SANOFI OFFICE COMPLEX

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Sanofi Office Complex Property:

Cash Flow Analysis(1)

	Annualized 9 9/30/2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$18,777,401(2)	$18,778,333(2)	$18,249,434(3)	105.3%	$27.06(3)
Grossed Up Vacant Space	0	0	0	0.00	0.00
Total Reimbursables	0	0	0	0.00	0.00
Other Income	0	0	0	0.00	0.00
Less Vacancy & Credit Loss	0	0	(912,472)(4)	(5.3)	(1.35)
Effective Gross Income	$18,777,401	$18,778,333	$17,336,962	100.0%	$25.71

Total Operating Expenses	$563,322	$563,350	$520,109(5)	3.0%	$0.77

Net Operating Income	$18,214,079	$18,214,983	$16,816,853	97.0%	$24.94
TI/LC	0	0	0	0.0	0.00
Capital Expenditures	0	0	47,203	0.3	0.07
Net Cash Flow	$18,214,079	$18,214,983	$16,769,651	96.7%	$24.87

NOI DSCR(6)	2.82x	2.82x	2.61x
NCF DSCR(6)	2.82x	2.82x	2.60x
NOI DY(6)	14.6%	14.6%	13.5%
NCF DY(6)	14.6%	14.6%	13.4%

(1)	Historical financial statements are not available as the borrower acquired the Sanofi Office Complex Property in March 2014.

(2)	Historical financials are based on the borrower’s reported financial statements which straightlined the tenant’s rent for accounting purposes.

(2)	The U/W Base Rent and U/W Base Rent PSF include contractual rent steps through July 1, 2016, totaling $1,841,686. The tenant’s current base rent is $16,407,748 ($24.33 per square foot).

(3)	The underwritten economic vacancy is 5.0%. The Sanofi Office Complex Property was 100.0% physically occupied as of March 1, 2016.

(4)	The lease with Sanofi-Aventis is fully NNN and the tenant is responsible for all operating expenses. Historical operating expenses represent a management fee.

(5)	The debt service coverage ratios and debt yields are based on the Sanofi Office Complex Whole Loan.

Appraisal. As of the appraisal valuation date of November 24, 2015, the Sanofi Office Complex Property had an “as-is” appraised value of $272,800,000.

Environmental Matters. According to the Phase I environmental assessment dated November 24, 2015, there was no evidence of any recognized environmental conditions at the Sanofi Office Complex Property.

Market Overview and Competition. The Sanofi Office Complex Property is located in Bridgewater, New Jersey approximately 34.3 miles southeast of downtown Manhattan. Primary access to the area is provided by both Interstate-78 and Interstate-287, major arterials that cross the Bridgewater area in an east-west and north-south direction, respectively. Access to the Sanofi Office Complex Property from Interstate-78 and Interstate-287 is provided by US-202/206, located directly adjacent to the Sanofi Office Complex Property. The Sanofi Office Complex Property has access to the Raritan Valley line on New Jersey Transit via the Finderne and Somerville stations, located six and eight miles, respectively, from the Sanofi Office Complex Property. The Sanofi Office Complex Property is also located approximately 40.0 miles southwest of Newark Liberty International Airport. The estimated 2015 population within a one-, three- and five-mile radius of the Sanofi Office Complex Property was 4,002, 27,265 and 75,977, respectively; the estimated 2015 median household income within the same radius was $95,135, $121,917 and $108,121, respectively.

According to the appraisal, the Sanofi Office Complex Property is located in the Branchburg/Bridgewater office submarket, which is part of the Central New Jersey Metro Area office market. As of the third quarter of 2015, the Branchburg/Bridgewater office submarket reported a 28.4% vacancy rate for all office space and an average asking rental rate of $22.63 per square foot, triple-net, while class A properties reported a 25.3% vacancy rate and an average asking rental rate of $30.51, triple-net. The appraiser determined there were 14 competitive properties within the area with a current vacancy rate of 13.7% and an average asking rent of $31.74 per square foot, triple-net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

SANOFI OFFICE COMPLEX

The following table presents certain information relating to comparable office leases to the Sanofi Office Complex Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Giralda Farms Madison, NJ	2000/NAP	3	147,419	100%	13.9 miles	Merck & Company, Inc.	April 2014 / 11 Yrs	147,419	$21.50	NNN
1 Giralda Farms Madison, NJ	1985/NAP	4	160,000	100%	14.1 miles	Pfizer	January 2013 / 11 Yrs	116,000	$34.75	FSG
175 Park Avenue Madison, NJ	1971/2011	3	270,000	100%	14.4 miles	Realogy Operations LLC	January 2013 / 17 Yrs	270,000	$26.05	NNN
Siemens Metropark Iselin, NJ	2003/NAP	8	239,452	100%	17.1 miles	Siemens Corporation	January 2013 / 10 Yrs	239,452	$20.00	NNN
Forrestal Greene Plainsboro, NJ	2000/NAP	3	154,101	100%	19.8 miles	Sandoz	March 2014 / 10 Yrs	154,101	$32.50	FSG
Novo Nordisk HQ Plainsboro, NJ	1985/2013	3	731,104	68.1%	20.9 miles	Novo Nordisk	April 2013 / 15 Yrs	498,115	$28.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is ARC HR5SNFI001 SPE, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sanofi Office Complex Whole Loan. American Finance Trust, Inc. is the guarantor of certain nonrecourse carveouts under the Sanofi Office Complex Whole Loan.

The Sponsor. The sponsor is American Finance Trust, Inc. (“American Finance Trust”). As of September 30, 2015, American Finance Trust owned 463 properties located in 37 states comprising 13.1 million square feet. All of American Finance Trust’s properties are freestanding, single-tenant properties which are 100.0% leased. As of September 30, 2014, American Finance Trust reported total assets of approximately $2.4 billion, and a net worth of approximately $1.2 billion. In addition, the company reported total cash and cash equivalents of $172.0 million.

The external advisor and sponsor of American Finance Trust, and the owner of American Finance Special Limited Partner, LLC (which holds a 0.1% ownership interest in American Finance Trust), is an affiliate of AR Global Investments, LLC (“AR Global”). In addition, the Sanofi Office Complex Property is subject to operating management agreements with wholly-owned subsidiaries of AR Global (the “Operators”) pursuant to which the Operators are responsible for the management of the Sanofi Office Complex Property. Certain principals and affiliates of AR Global as well as the previous external advisor and sponsor of American Finance Trust are subject to litigation and governmental proceedings. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. Upon the T&I Conditions Precedent (as defined below) no longer being in effect, the Sanofi Office Complex Whole Loan documents require monthly real estate tax and insurance premium reserve deposits in amounts equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay real estate taxes and insurance premiums over the then succeeding 12-month period. Monthly replacement reserves of $14,048 are waived unless (i) an event of default under the Sanofi Office Complex Whole Loan exists; (ii) the borrower has defaulted in its obligation to perform capital expenditure work at the Sanofi Office Complex Property in accordance with the terms of the Sole Tenant (as defined below) lease; and/or (iii) the Sole Tenant lease and/or the guaranty of the Sole Tenant lease (the “Sole Tenant Lease Guaranty”) fail to be in full force and effect and/or either the landlord or tenant is in default of any of their respective obligations thereunder beyond applicable notice and cure periods. Monthly deposits into the condominium common charges account are waived until the lender has determined, in its sole discretion, that condominium common charges are required to become payable under the condominium documents governing the Sanofi Office Complex Property.

“T&I Conditions Precedent” means (i) no event of default has occurred and is continuing; (ii) tax bills for the Sanofi Office Complex Property are being delivered directly to the Sole Tenant; (iii) the Sole Tenant is obligated to pay, and is actually paying, taxes directly to the appropriate public office; (iv) the Sole Tenant is obligated to maintain, and is actually maintaining, the insurance in respect of the Sanofi Office Complex Property in accordance with the terms of the Sole Tenant’s lease, or self-insuring if permitted to do so under the terms of the Sole Tenant lease; (v) the Sole Tenant is paying insurance premiums directly to the respective insurer or agent (unless the Sole Tenant is self-insuring if permitted to do so under the terms of the Sole Tenant lease); (vi) the Sole Tenant lease and the Sole Tenant Lease Guaranty Cap are in full force and effect and neither the borrower nor the Sole Tenant is in default of the respective obligations thereunder beyond applicable notice and cure periods and (vii) unless and to the extent the borrower is maintaining a blanket insurance policy satisfying the requirements of the Sanofi Office Complex Whole Loan documents, Sanofi-Aventis or, the guarantor under the Sole Tenant Lease Guaranty including any successor guarantor pursuant to the terms of the Sole Tenant lease (the “Sole Tenant Lease Guarantor”) has a senior unsecured debt rating of at least “BBB-” by S&P (or the equivalent of such rating by Moody’s).

A “Sole Tenant” means (i) Sanofi-Aventis or (ii) any successor of Sole Tenant pursuant to the terms of such Sole Tenant lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

SANOFI OFFICE COMPLEX

Lockbox and Cash Management. The Sanofi Office Complex Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager will be deposited into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender and applied and disbursed in accordance with the loan documents. Upon the occurrence of an Excess Cash Flow Sweep Trigger Event (as defined below) and prior to the ARD, all excess cash flow will be held as additional collateral for the Sanofi Office Complex Whole Loan. Notwithstanding the foregoing, on and after the ARD, all excess cash flow is required to be used to (i) pay down the principal balance of the Sanofi Office Complex Whole Loan until such time as the principal balance is reduced to zero and (ii) pay down all unpaid accrued interest since the ARD. Such interest in an amount equal to the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred until the maturity date, to the extent not paid sooner pursuant to the Sanofi Office Complex Whole Loan documents.

An “Excess Cash Flow Sweep Trigger Event” will commence upon the earliest of (i) the date on which the Sole Tenant or any other Significant Tenant (as defined below) goes dark; (ii) the Sole Tenant Lease Guarantor has its senior debt rating downgraded below a rating of “BBB-” by S&P (or below the Moody’s equivalent of such S&P rating); (iii) the Sole Tenant or the Sole Tenant Lease Guarantor becomes insolvent or a debtor in any bankruptcy action; (iv) the borrower or the sponsor becomes insolvent or a debtor in any bankruptcy action; (v) the occurrence of an event of default under the Sanofi Office Complex Whole Loan documents; (vi) the Sole Tenant Lease Guaranty is no longer in full force and effect or the limitation of liability thereunder has been reduced; (vii) the trailing 12-month debt service coverage ratio is less than 2.25x; or (viii) the Sole Tenant or any other Significant Tenant is in monetary default under its lease.

An “Excess Cash Flow Sweep Trigger Event Cure” means with regard to clause (i) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which (a) a re-tenanting event occurs pursuant to the terms of the Sanofi Office Complex Whole Loan documents or (b) the Sole Tenant or Significant Tenant has reopened for business and is conducting normal business operations at substantially all of its demised premises; with regard to clause (ii) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the senior unsecured debt rating of the Sole Tenant Lease Guarantor has been restored to at least “BBB-” by S&P (or the Moody’s equivalent of such S&P rating) and such rating has have been maintained for six consecutive months; with regard to clause (iii) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the Sole Tenant and/or the Sole Tenant Lease Guarantor, as applicable, (I) becomes solvent to the lender’s satisfaction for three consecutive months or is no longer a debtor in any bankruptcy action and (II) has affirmed the Sole Tenant lease and/or Sole Tenant Lease Guaranty pursuant to a final non-appealable order of a court of competent jurisdiction; with regard to clause (iv) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the borrower or the sponsor, as the case may be, becomes solvent to the lender’s satisfaction for three consecutive months or is no longer a debtor in any bankruptcy action; with regard to clause (v) of the definition of “Excess Cash Flow Sweep Trigger Event”, upon the cure of such event of default; with regard to clause (vi), the date on which the Sole Tenant Lease Guaranty is again in full force and effect and/or the limitation on liability under the Sole Tenant Lease Guaranty has been increased or reset such that not less than $250,000,000 remains available thereunder; with regard to clause (vii) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the debt service coverage ratio is at least 2.40x for six consecutive calendar months; and with regard to clause (viii) of the definition of “Excess Cash Flow Sweep Trigger Event”, the date on which the Sole Tenant or such other Significant Tenant is no longer in monetary default under its lease or a re-tenanting event has occurred with respect to the applicable lease after expiration of applicable notice and cure periods.

A “Significant Tenant” means any tenant occupying 25.0% or more of the Sanofi Office Complex Property as measured by aggregate square footage or aggregate rent.

Property Management. The Sanofi Office Complex Property is managed by affiliates of the borrower.

Assumption. The borrower has the right to transfer the Sanofi Office Complex Property provided that certain conditions are satisfied including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration such transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, a rating agency confirmation from DBRS, Fitch and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2016-C33 Certificates and similar confirmations with respect to the ratings of any securities backed by any of the Sanofi Office Complex Companion Loans.

Right of First Offer. Sanofi-Aventis has a right of first offer (“ROFO”) to purchase the Sanofi Office Complex Property. The ROFO is not extinguished by a foreclosure of the Sanofi Office Complex Property; however the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not Permitted.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

SANOFI OFFICE COMPLEX

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Sanofi Office Complex Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of Sanofi Office Complex Property during the loan term. At the time of closing, the Sanofi Office Complex Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

No. 2 – WPC Self Storage IX

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/ Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$49,000,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$49,000,000			Location:	Various – See Table
% of Initial Pool Balance:	6.9%			Size:	938,219 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$52.23
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 18 Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.880%			Property Manager(3):	Various
Note Date:	February 2, 2016			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	February 11, 2026			2nd Most Recent Occupancy (As of):	81.5% (12/31/2013)
IO Period:	120 months			Most Recent Occupancy (As of):	82.3% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	83.0% (Various)
Seasoning:	1 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of) (5):	$4,269,630 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$4,834,587 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of)(5):	$5,187,463 (Various)
Additional Debt Type:	NAP
				U/W Revenues:	$7,822,383
				U/W Expenses:	$3,403,617
				U/W NOI:	$4,418,766
				U/W NCF:	$4,278,033
Escrows and Reserves(2):				U/W NOI DSCR:	1.82x
				U/W NCF DSCR:	1.76x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	8.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$74,880,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Amortization Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(6):	65.4%
Deferred Maintenance	$1,090,975	$0	NAP	LTV Ratio at Maturity or ARD(6):	65.4%

(1)	See “The Borrowers” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section. Historical cash flow information was not available for all of the WPC Self Storage IX Properties.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage IX Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering a portfolio of 13 self storage properties located in five states (the “WPC Self Storage IX Properties”). The WPC Self Storage IX Mortgage Loan was originated on February 2, 2016 by Wells Fargo Bank, National Association. The WPC Self Storage IX Mortgage Loan had an original principal balance of $49,000,000, has an outstanding principal balance as of the Cut-off Date of $49,000,000 and accrues interest at an interest rate of 4.880% per annum. The WPC Self Storage IX Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term on the WPC Self Storage IX Mortgage Loan. The WPC Self Storage IX Mortgage Loan matures on February 11, 2026.

Following the lockout period, the borrower has the right to defease the WPC Self Storage IX Mortgage Loan in whole or in part (see “Partial Release” section), on any day before November 11, 2025. In addition, the WPC Self Storage IX Mortgage Loan is prepayable without penalty on or after November 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

WPC SELF STORAGE IX

Sources and Uses

Sources			Uses
Original loan amount	$49,000,000	64.6%	Purchase price	$74,350,000	98.0%
Sponsor’s new cash contribution	26,850,830	35.4%	Upfront reserves	1,090,975	1.4
			Closing costs	409,855	0.5
Total Sources	$75,850,830	100.0%	Total Uses	$75,850,830	100.0%

The Properties. The WPC Self Storage IX Mortgage Loan is secured by the fee interest in a portfolio of 13 self storage properties totaling 938,219 rentable square feet or 7,527 units (including 70 parking/RV spaces) located in five states: Texas (8), Florida (2), North Carolina (1), Oregon (1) and Louisiana (1). The WPC Self Storage IX Properties range in size from 36,827 square feet to 141,423 square feet and as of dates ranging from October 31, 2015 to January 19, 2016, the WPC Self Storage IX Properties were 83.0% occupied.

The following table presents certain information relating to the WPC Self Storage IX Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
CubeSmart - Fernandina Beach - Fernandina Beach, FL	$7,288,000	14.9%	79.5%	1986/NAP	141,423	10,700,000	68.1%
Extra Space - Portland - Portland, OR	$6,365,000	13.0%	97.3%	2000/NAP	37,716	10,760,000	59.2%
Extra Space - Greensboro - Greensboro, NC	$4,047,000	8.3%	61.2%	1953/1996	119,041	5,900,000	68.6%
CubeSmart - Lomaland Drive - El Paso, TX	$3,728,000	7.6%	88.5%	1980/NAP	60,115	5,000,000	74.6%
CubeSmart - Mesa Street - El Paso, TX	$3,714,000	7.6%	95.5%	1980/NAP	67,135	5,400,000	68.8%
CubeSmart - Clark Drive - El Paso, TX	$3,638,000	7.4%	79.5%	1986/NAP	97,113	4,860,000	74.9%
CubeSmart - Diana Drive - El Paso, TX	$3,621,000	7.4%	91.2%	1980/NAP	71,302	5,450,000	66.4%
CubeSmart - Kissimmee - Kissimmee, FL	$3,457,000	7.1%	92.5%	1981/NAP	74,581	5,100,000	67.8%
CubeSmart - Avondale - Avondale, LA	$3,431,000	7.0%	77.9%	2003/NAP	59,414	5,600,000	61.3%
Extra Space - Beechnut - Houston, TX	$2,965,000	6.1%	84.7%	2001/NAP	64,595	5,200,000	57.0%
CubeSmart - Rankin Road - Houston, TX	$2,765,000	5.6%	85.4%	1998/NAP	59,900	4,810,000	57.5%
CubeSmart - Montana Ave - El Paso, TX	$2,549,000	5.2%	92.3%	1980/NAP	49,057	4,000,000	63.7%
CubeSmart - James Watt Drive - El Paso, TX	$1,432,000	2.9%	83.4%	1985/NAP	36,827	2,100,000	68.2%
Total/Weighted Average	$49,000,000	100.0%	83.0%		938,219	74,880,000	65.4%

The following table presents historical occupancy percentages at the WPC Self Storage IX Properties:

Historical Occupancy

12/31/2011	12/31/2012	12/31/2013(1)	12/31/2014(1)	Various(2)
NAV	NAV	81.5%	82.3%	83.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll. Occupancy shown is as of dates ranging from October 31, 2015 to January 19, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

WPC SELF STORAGE IX

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the WPC Self Storage IX Properties:

Cash Flow Analysis

	2013(1)	2014	Various(3)	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$6,852,018	$7,078,211	$7,462,475	$7,247,540	92.7%	$7.72
Grossed Up Vacant Space	588,336(2)	543,229(2)	540,847(2)	2,211,852	28.3	2.36
Less Concessions	(347,118)	(293,781)	(280,860)	0	0	0.00
Other Income	707,146	824,202	879,011	574,843	7.3	0.61
Less Vacancy & Credit Loss	(588,336)	(543,229)	(540,847)	(2,211,852)(4)	(28.3)	(2.36)
Effective Gross Income	$7,212,046	$7,608,632	$8,060,626	$7,822,383	100.0%	$8.34

Total Operating Expenses	$2,942,416	$2,774,045	$2,873,164	$3,403,617	43.5%	$3.63

Net Operating Income	$4,269,630	$4,834,587	$5,187,463	$4,418,766	56.5%	$4.71
Capital Expenditures	0	0	0	140,733	1.8	0.15
Net Cash Flow	$4,269,630	$4,834,587	$5,187,463	$4,278,033	54.7%	$4.56

NOI DSCR	1.76x	1.99x	2.14x	1.82x
NCF DSCR	1.76x	1.99x	2.14x	1.76x
NOI DY	8.7%	9.9%	10.6%	9.0%
NCF DY	8.7%	9.9%	10.6%	8.7%

(1)	The 2013 financials represent the six-month annualized period ending December 31, 2013 for seven of the WPC Self Storage IX Properties and the trailing 12-month period ending December 31, 2013 for six of the WPC Self Storage IX Properties.
(2)	Seven of the WPC Self Storage IX Properties, representing approximately 53.0% of the allocated Cut-off Date Principal Balance, historically grossed up vacant space. See “Historical Occupancy” section for 2013, 2014 and the trailing 12-month period vacancies. See “Historical Occupancy” section for the 2013, 2014, and trailing 12-month period vacancies.
(3)	The most recent financials represent the trailing 12-month period ending August 31, 2015 for one of the WPC Self Storage IX Properties, ending September 30, 2015 for three of the WPC Self Storage IX Properties, and ending October 31, 2015 for nine of the WPC Self Storage IX Properties.
(4)	The underwritten economic vacancy is 23.4%. As of dates ranging from October 31, 2015 to January 19, 2016, the WPC Self Storage IX Properties were 83.0% physically occupied.

Appraisal. As of the appraisal valuation dates ranging from November 12, 2015 to December 11, 2015, the WPC Self Storage IX Properties had an aggregate “as-is” appraised value of $74,880,000.

Environmental Matters. According to Phase I environmental assessments dated August 28, 2015 through November 23, 2015, there was no evidence of any recognized environmental conditions at 12 of the WPC Self Storage IX Properties.

According to a Phase I environmental assessment dated October 20, 2015, there was a soil vapor encroachment concern at the CubeSmart - Rankin Road (Houston, TX) property related to an adjoining property that conducted on-site dry cleaning. Due to the recognized environmental condition being related to the adjoining property and not the CubeSmart - Rankin Road (Houston, TX) property, no further action was required.

Market Overview and Competition. Six of the WPC Self Storage IX Properties (“El Paso Properties”), representing approximately 38.1% of the allocated Cut-off Date Principal Balance, are located in El Paso, Texas. El Paso is the largest metro area along the Texas-Mexico border, and as the sixth-largest city in Texas, is a top 20% U.S. performing economy that is ranked 2nd in the Top 25 Foreign Trade Zones. As of 2014, El Paso had the lowest crime rate among all U.S. cities with at least a 500,000 population for the 4th year in a row. According to the appraisals, the El Paso Properties’ comparable market vacancy rates ranged from 11.3% to 15.4%, with a weighted average of 13.3%. No other market has more than two of the WPC Self Storage IX Properties or represents more than approximately 14.9% of the allocated Cut-off Date Principal Balance.

The Borrower. The borrower structure comprises eight separate Delaware limited liability companies and partnerships, each of which is a single purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the WPC Self Storage IX Mortgage Loan. Corporate Property Associates 18 – Global Incorporated (“CPA 18”) is the guarantor of certain nonrecourse carveouts under the WPC Self Storage IX Mortgage Loan.

The Sponsor. The sponsor is CPA 18, a non-traded real estate investment trust. CPA 18 is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. As of December 31, 2015, W.P. Carey managed a global investment portfolio comprising 869 commercial properties totaling 90.1 million square feet with an average occupancy rate of 98.8%.

Escrows. The loan documents provide for upfront reserves in the amount of $1,090,975 for deferred maintenance. The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with timely proof of full payment prior to delinquency. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WPC Self Storage IX Properties are insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly reserves for replacement reserves except upon the occurrence and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

WPC SELF STORAGE IX

continuance of an event of default, at which a time the borrower will be required to deposit $14,073 monthly into a replacement reserve escrow.

The WPC Self Storage IX Mortgage Loan is also structured with an amortization reserve account. During an Amortization Deposit Period (as defined below), the borrower is required to make monthly deposits into the amortization reserve account, as outlined in the amortization schedule in the loan agreement. The scheduled payments outlined in the amortization schedule are equivalent to the hypothetical principal payments assuming the WPC Self Storage IX Mortgage Loan had a 30-year amortization period (with the same 4.880% per annum interest rate).

An “Amortization Deposit Period” is defined as any period on or after January 11, 2021, commencing upon the debt yield being less than or equal to 10.5% at the end of any calendar quarter. An Amortization Deposit Period will end when the debt yield is equal to or greater than 11.0% for one calendar quarter and any deposits in the amortization reserve account will be held in escrow until the debt yield is greater than or equal to 11.0% for two consecutive calendar quarters provided that there is no event of default.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the WPC Self Storage IX Properties will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.15x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management. The WPC Self Storage IX Properties are managed by CubeSmart Asset Management, LLC and Extra Space Management, Inc.

Assumption. The borrower has a two-time right to transfer the WPC Self Storage IX Properties in whole, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

The borrower also has a two-time right to transfer any individual property (provided that any given property can only be transferred once) along with the allocated loan amount of such a transferred property in the WPC Self Storage IX Mortgage Loan (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the portion of the WPC Self Storage IX Mortgage Loan relating to the transferred property shall no longer be cross-collateralized and/or cross-defaulted with the remaining properties of the WPC Self Storage IX Mortgage Loan; (ii) the loan-to-value ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be no greater than 65.0%; (iii) the amortizing debt service coverage ratio of both the property proposed to be transferred and the properties that would be remaining if such transfer occurred must be greater than 1.35x; and clauses (i) through (iii) outlined in the paragraph above.

Partial Release. Following the lockout period, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 125% of the released property’s allocated loan balance; (iii) the loan-to-value with respect to the remaining properties will be no greater than the lesser of 65.4% and the loan-to-value immediately prior to the release; (iv) the amortizing debt service coverage ratio with respect to the remaining properties will be no less than the greater of the debt service coverage ratio at closing and the debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from DBRS, Fitch and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Real Estate Substitution. The borrower may obtain a release of any individual WPC Self Storage IX Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default has occurred and is continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the released property, and the loan-to-value of the properties remaining following the substitution must be no greater than the lesser of 65.4% and the loan-to-value immediately prior to the substitution; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to the borrower and market attributes as determined by the lender; (iv) the trailing 12-month amortizing debt service coverage ratio for the properties remaining following the substitution must be no less than the greater of debt service coverage ratio at closing and the debt service coverage ratio for the 12 months preceding the substitution; (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements; and (vi) the lender receives rating agency confirmation from DBRS, Fitch and Moody’s that the substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

WPC SELF STORAGE IX

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage IX Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the WPC Self Storage IX Properties during the loan term. At the time of closing, the WPC Self Storage Properties had insurance coverage for windstorm.

Earthquake Insurance. The loan documents do not require earthquake insurance. A seismic report was required for the Barbur Storage (Portland, OR) property and indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

No. 3 – 225 Liberty Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	[AA(low)/AAA/A2 (sca.pd]			Property Type:	Office
Original Principal Balance(1):	$40,500,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$40,500,000			Location:	New York, NY
% of Initial Pool Balance:	5.7%			Size(1):	2,427,515 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$189.08
Borrower Name:	WFP Tower B Co. L.P.			Year Built/Renovated:	1987/2015
Sponsor:	Brookfield Financial Properties, L.P.			Title Vesting:	Leasehold
Mortgage Rate:	4.657%			Property Manager:	Self-managed
Note Date:	January 22, 2016			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	February 6, 2026			2nd Most Recent Occupancy(6):	NAV
IO Period:	120 months			Most Recent Occupancy(6):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	93.5% (1/31/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection(2):	L(25),D(89),O(6)			3rd Most Recent NOI(7):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(7):	NAV
Additional Debt(1)(3):	Yes			Most Recent NOI(7):	NAV
Additional Debt Type(1)(3):	Pari Passu and junior notes; Future Mezzanine

Escrows and Reserves(4):				U/W Revenues:	$132,184,800
				U/W Expenses:	$58,709,263
Type:	Initial	Monthly	Cap (If Any)	U/W NOI(1)(7):	$73,475,537
Taxes	$0	Springing	NAP	U/W NCF(1)(7):	$67,846,470
Insurance	$0	Springing	NAP	U/W NOI DSCR(1):	3.39x
Replacement Reserve	$0	Springing	NAP	U/W NCF DSCR(1):	3.13x
TI/LC Reserve	$0	$0	NAP	U/W NOI Debt Yield(1):	16.0%
Unfunded Obligations/Rollover Guaranty(5)	$72,789,685	$0	NAP	U/W NCF Debt Yield(1):	14.8%
Free Rent Reserve	$80,810,295	$0	NAP	As-Is Appraised Value(1)(8):	$1,400,000,000
Ground Rent Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date(8):	October 20, 2015
Cash Collateral Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(8):	32.8%
Master Retail Lease Funds	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1)(8):	32.8%

(1)	The 225 Liberty Street Whole Loan (as defined below), totaling $900,000,000, is comprised of six pari passu senior notes with an aggregate balance of $459,000,000 (Notes A-1A through A-1F) and three junior notes with an aggregate balance of $441,000,000 (Notes A-2A through A-2C). The non-controlling senior Note A-1F had an original balance of $40,500,000, has an outstanding principal balance of $40,500,000 as of the Cut-off Date and will be contributed to the WFCM 2016-C33 Trust. Three of the senior notes with a combined outstanding principal balance of $337,500,000 and the three subordinate notes with a combined outstanding principal balance of $441,000,000 were contributed to the LBTY 2016-225L transaction. The remaining two non-controlling notes, which had an aggregate original principal balance of $81,000,000, are expected to be contributed to future trusts. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the six senior notes. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the combined senior notes and junior notes totaling $900,000,000 are 64.3%, 1.60x and 7.5%, respectively. Further, unless otherwise specifically noted, all numerical information, including references to square footage, height, occupancy, leases, net rentable area, appraised value, loan-to-value ratios, underwritten net operating income, underwritten net cash flow or similar terms with respect to the 225 Liberty Street Property or the tenants therein excludes the approximately 220,925 square feet of retail space and associated mechanical and storage space located on multiple lower floors at the 225 Liberty Street building (the “Retail Component”) and the related leases and retail tenants. See “Retail Component” section.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the 225 Liberty Street Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) January 22, 2019. The assumed lockout period of 25 payments is based on the expected WFCM 2016-C33 Trust closing date in March 2016.
(3)	See “Subordinate and Mezzanine Indebtedness” and “Other Indebtedness” sections.
(4)	See “Escrows” section.
(5)	A guaranty has been provided by Brookfield Financial Properties, L.P. See “Escrows” section.
(6)	See “Historical Occupancy” section.
(7)	See “Cash Flow Analysis” section.
(8)	See “Appraisal” section. The appraiser also concluded to an “as-stabilized” value of $1,650,000,000 based on an “as-stabilized” valuation date of November 1, 2017, which results in an “as-stabilized” Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD of 27.8% based on the senior debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

225 LIBERTY STREET

The Mortgage Loan. The mortgage loan (the “225 Liberty Street Mortgage Loan”) is part of a Whole Loan (the “225 Liberty Street Whole Loan”) evidenced by six pari passu senior promissory notes (Notes A-1A through A-1F) and three junior notes (Notes A-2A through A-2C) secured by the leasehold interest in an office building located in New York, New York (the “225 Liberty Street Property”). The 225 Liberty Street Whole Loan was co-originated on January 22, 2016 by Wells Fargo Bank, National Association, Citigroup Global Markets Realty Corp. and German American Capital Corporation. The 225 Liberty Street Whole Loan had an original principal balance of $900,000,000, has an outstanding principal balance as of the Cut-off Date of $900,000,000 and accrues interest at an interest rate of 4.657% per annum. The 225 Liberty Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 225 Liberty Street Whole Loan. The 225 Liberty Street Whole Loan matures on February 6, 2026. See “Description of the Mortgage Pool—Additional Indebtedness—Whole Loans—The 225 Liberty Street Whole Loan” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Preliminary Prospectus.

The 225 Liberty Street Mortgage Loan, evidenced by Note A-1F, which will be contributed to the WFCM 2016-C33 Trust, had an original principal balance of $40,500,000, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and represents a senior pari passu non-controlling interest in the 225 Liberty Street Whole Loan. Three of the senior pari passu notes (Notes A-1A through A-1C) and all of the junior notes, which were contributed to the LBTY 2016-225L Trust, had an original aggregate principal balance of $778,500,000 and will represent the controlling interest in the 225 Liberty Street Whole Loan. The remaining non-controlling notes, which had an aggregate original principal balance of $81,000,000, are expected to be contributed to future trusts. The lender provides no assurances that any non-securitized notes will not be split further.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1F	$40,500,000	WFCM 2016-C33	No
A-1A, A-1B, A-1C(1)	$337,500,000	LBTY 2016-225L	Yes(2)
A-2A, A-2B, A-2C(1)	$441,000,000	LBTY 2016-225L	Yes(2)
A-1D	$40,500,000	CGMRC(3)	No
A-1E	$40,500,000	GACC(3)	No
Total	$900,000,000

(1)	Contributed to the LBTY 2016-225L Trust. The notes were originally held by CGMRC, GACC and Wells Fargo Bank, N.A.
(2)	The 225 Liberty Street Whole Loan is serviced and administered according to the LBTY 2016-225L Trust and Servicing Agreement.
(3)	CGMRC – “Citigroup Global Markets Realty Corp.” and GACC – “German American Capital Corporation”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

225 LIBERTY STREET

Following the lockout period, the borrower has the right to defease the 225 Liberty Street Whole Loan in whole, but not in part, on any date before August 6, 2025. In addition, the 225 Liberty Street Whole Loan is prepayable without penalty on or after August 6, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) January 22, 2019.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$900,000,000	100.0%	Loan payoff(1)	$801,958,400	89.1%
			Reserves(2)	80,810,295	9.0
			Closing costs	5,548,715	0.6
			Return of equity	11,682,590	1.3
Total Sources	$900,000,000	100.0%	Total Uses	$900,000,000	100.0%

(1)	Approximately $800.0 million, including accrued interest, was used to repay an existing bank loan having an outstanding principal balance of approximately $802.0 million encumbering both the 225 Liberty Street Property and the Retail Component (as defined below). Simultaneous with the repayment, the Retail Component, along with the retail components of 200 Vesey Street and 250 Vesey Street (both part of the Brookfield Place Complex, as defined below), were financed separately via a $325.0 million bank loan, which was effectuated as a loan amendment to the existing facility.

(2)	Brookfield Financial Properties, L.P. executed a guaranty for approximately $72.8 million of outstanding tenant improvements and the borrower funded a cash reserve of approximately $80.8 million for free rent.

The Property. The 225 Liberty Street Property consists of the leasehold interest in a 44-story, approximate 2.4 million square foot class A office tower located in the Brookfield Place Complex (as defined below) along the Hudson River in Lower Manhattan. The 225 Liberty Street Property is the largest of four office towers within Brookfield Place Complex (formerly known as the World Financial Center), a mixed-use complex featuring approximately 7.1 million aggregate square feet of office space and approximately 340,000 aggregate square feet of retail space along with extensive public spaces (the “Brookfield Place Complex”). Formerly known as Two World Financial Center, the 225 Liberty Street Property, designed by renowned architect Cesar Pelli, was completed in 1987, and is the domed shape tower that includes as part of the 225 Liberty Street Property, the Winter Garden and is adjacent to West Street.

The office space in the 225 Liberty Street Property was 100.0% net leased to a subsidiary of Merrill Lynch from the 225 Liberty Street Property’s delivery in 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America) and concurrent with a $210.9 million retail redevelopment at the Brookfield Place Complex, the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) renovation which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. Over the last three years, the borrower has executed approximately 1.9 million square feet (79.9% of net rentable area (“NRA”)) of new office and storage leases, in addition to a 330,755 square feet (13.6% of NRA) lease renewal with Bank of America.

The 225 Liberty Street Property includes a diverse roster of office tenants and serves as the new global or United States headquarters for Time Inc. (27.7% of NRA; Moody’s (“M”)/S&P (“S”): Ba3/BB), Bank of New York Mellon (13.4% of NRA; M/Fitch (“F”)/S: A1/AA-/A), and Hudson’s Bay Company (9.6% of NRA; M/S: B1/B+), as well as the only United States office for Commerzbank (5.3% of NRA; M/F/S: Baa1/BBB/BBB+). Other office tenants at the 225 Liberty Street Property include Bank of America (13.1% of NRA; M/F/S: Baa1/A/BBB+), OFI Global Asset Management (12.0% of NRA), The Institute of Culinary Education (2.9% of NRA), and D’Amato & Lynch, LLP (2.4% of NRA). The 225 Liberty Street Property is currently 93.5% leased (94.0% excluding office storage space) to 13 office tenants. All office leases were executed with a weighted average in-place contractual rent of $55.79 per square foot, gross ($56.34 per square foot, gross, excluding office storage). The office portion of the 225 Liberty Street Property has a weighted average original lease term of 15.6 years, with a weighted average remaining lease term of 14.1 years. There is no rollover of office tenants at the 225 Liberty Street Property until 2020, with only 19.9% of total NRA scheduled to roll during the 225 Liberty Street Whole Loan term. Approximately 49.8% of the total vacant office space at the 225 Liberty Street Property is concentrated on the top two floors (2.9% of NRA), which offers 30,000 to 40,000 square foot flexible open floor plates, direct access to a private terrace on all four sides of the building, an optional interior staircase, and unobstructed Lower Manhattan and Hudson River views.

The 225 Liberty Street Whole Loan is secured by the borrower’s leasehold interest in the 225 Liberty Street Property pursuant to a long term ground lease with the Battery Park City Authority (“BPCA”) expiring in June 2069, with an annual base rental payment of $5.1 million, and no scheduled increases through maturity, subject to certain conditions. See “Ground Lease” section.

Retail Component / Master Lease. All numerical information excludes the approximately 220,925 square feet of retail space and associated mechanical and storage space located on multiple lower floors at the 225 Liberty Street Property (the “Retail Component”) and the related leases and retail tenants. The Retail Component is excluded because, although the borrower’s interest in the Retail Component constitutes collateral for the 225 Liberty Street Whole Loan, (i) the Retail Component has been leased to an affiliate of the sponsor (the “Retail Master Tenant”, as further described below) on a long-term basis at a rent of $1/year pursuant to the Second Amended and Restated Tower B Retail Lease dated as of January 22, 2016 by and between the borrower and Retail Master Tenant (the “Master Retail Lease”, as further described below), (ii) the subleasehold interest of the Retail Master Tenant in the Retail Component does not constitute collateral for the 225 Liberty Street Whole Loan and (iii) the Retail Component has not been taken into account in the underwriting or appraised value of the 225 Liberty Street Property.

The Retail Component is subject to the “Master Retail Lease” between WFP Retail Co. L.P. (“Retail Master Tenant”) and WFP Tower B Co. L.P. (“Master Landlord”) that expires on June 16, 2069, one day before the Ground Lease. Both the Retail Master Tenant and the Master Landlord are currently Brookfield entities. The Retail Master Tenant is responsible for payment of $1 in annual rent to the Master Landlord, in addition to (i) its pro rata share of certain building expenses, (ii) the Retail Master Tenant Payment in lieu of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

225 LIBERTY STREET

Taxes (“PILOT”) payments, (iii) the retail rent payable to the BPCA, as Ground Lessor, and (iv) the other rent and payments applicable to the Retail Component for certain utilities or services.

The following table presents certain information relating to the tenancy at the 225 Liberty Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Time Inc.	NR/Ba3/BB	673,260	27.7%	$50.24(3)	$33,826,516(2)	26.8%	12/31/2032(4)(5)
Bank of America	A/Baa1/BBB+	318,665	13.1%	$61.93	$19,736,443	15.6%	9/30/2020(6)
Hudson’s Bay Company(7)	NR/B1/B+	232,950	9.6%	$80.30(7)	$18,705,885(7)	14.8%	12/31/2032(8)
The Bank of New York Mellon	AA-/A1/A	324,658	13.4%	$54.00(9)	$17,531,532(9)	13.9%	12/31/2034(10)(11)
OFI Global Asset Management	NR/NR/NR	291,129	12.0%	$54.46	$15,854,531	12.5%	9/30/2028(12)
Commerzbank	BBB/A2/BBB+	129,363	5.3%	$50.15	$6,487,554	5.1%	11/30/2028(13)
Total Major Tenants		1,970,025	81.2%	$56.92	$112,142,461	88.7%

Non-Major Office Tenants		253,235(14)	10.4%	$50.95(14)	$12,901,653	10.2%

Occupied Office Total		2,223,260(15)	91.6%	$56.24(15)	$125,044,114	98.9%

Occupied Storage Tenants		46,115	1.9%	$29.46	$1,358,477	1.1%

Occupied Total		2,269,375(16)	93.5%	$55.70(16)	$126,402,591	100.0%

Vacant Office Space		141,254	5.8%

Vacant Storage Space		16,886	0.7%

Vacant Space Total		158,140	6.5%

Collateral Total		2,427,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Major Tenant square footages exclude storage space.
(3)	Time Inc. receives free rent through December 2017; all remaining free rent following the origination date was reserved upfront.
(4)	Time Inc. has a one-time contraction option on their then highest floor, currently the ninth floor totaling approximately 110,482 square feet (4.6% of NRA), on December 31, 2027 provided (i) the tenant has not leased any other space in the 225 Liberty Street Property on or after February 11, 2021, (ii) 18-months notice is given and (iii) payment of a contraction fee equal to five months of then-current base rent plus all unamortized tenant improvements and leasing commissions for the contraction space.
(5)	Time Inc. has two, five-year lease renewal options.
(6)	Bank of America has four lease renewal options, of either five or ten years, subject to certain conditions.
(7)	Hudson’s Bay Company is not yet in occupancy or paying rent. Hudson’s Bay Company is in possession of its space and expected to take occupancy in August 2016 after completion of their buildout and will receive free rent through October 2016; all remaining free rent following the origination date was reserved upfront.
(8)	Hudson’s Bay Company has two lease renewal options: the first for 13 years and the second for ten years.
(9)	The Bank of New York Mellon will receive eight total months of free rent from October 2025 through January 2026 and October 2030 through January 2031. See “Cash Flow Analysis” section.
(10)	The Bank of New York Mellon has a two-time contraction option on either their lowest or highest floor, currently the 17th or 22nd floors, respectively, each totaling approximately 54,000 square feet (2.2% of NRA), on January 1, 2025 or January 1, 2030, provided (i) the tenant has not exercised either of its expansion options, (ii) 18-months notice is given and (iii) payment of a contraction fee equal to six months of then-current base rent plus all unamortized tenant improvements and leasing commissions for the contraction space.
(11)	The Bank of New York Mellon has three lease renewal options: the first for 10 years and the second and third for five years each.
(12)	OFI Global Asset Management has two, five-year lease renewal options.
(13)	Commerzbank has renewal options which may be exercised as either one, ten-year lease renewal option or two, five-year lease renewal options.
(14)	Includes the 3,725 square foot management office, for which no rent was attributed. Annual U/W Base Rent PSF excluding this space is $51.71 per square foot.
(15)	Includes the 3,725 square foot management office, for which no rent was attributed. Annual U/W Base Rent PSF excluding this space is $56.34 per square foot.
(16)	Includes the 3,725 square foot management office, for which no rent was attributed. Annual U/W Base Rent PSF excluding this space is $55.79 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

225 LIBERTY STREET

The following table presents certain information relating to the lease rollover schedule at the 225 Liberty Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	3,725	0.2%	3,725	0.2%	$0	0.0%	$0.00
2019	0	0	0.0%	3,725	0.2%	$0	0.0%	$0.00
2020	2	341,746	14.1%	345,471	14.2%	$20,725,631	16.4%	$60.65
2021	1	57,314	2.4%	402,785	16.6%	$2,751,072	2.2%	$48.00
2022	0	0	0.0%	402,785	16.6%	$0	0.0%	$0.00
2023	0	0	0.0%	402,785	16.6%	$0	0.0%	$0.00
2024	3	83,609	3.4%	486,394	20.0%	$4,742,889	3.8%	$56.73
2025	0	0	0.0%	486,394	20.0%	$0	0.0%	$0.00
2026	0	0	0.0%	486,394	20.0%	$0	0.0%	$0.00
Thereafter(4)	7	1,782,981	73.4%	2,269,375	93.5%	$98,182,999	77.7%	$55.07(4)
Vacant	0	158,140	6.5%	2,427,515	100.0%	$0	0.0%	$0.00
Total/Weighted Average(5)	14	2,427,515	100.0%			$126,402,591	100.0%	$55.70(5)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Includes the 3,725 square foot management office, for which no rent was attributed. Annual U/W Base Rent PSF excluding this space is $55.18 per square foot.
(5)	Includes the 3,725 square foot management office, for which no rent was attributed. Annual U/W Base Rent PSF excluding this space is $55.79 per square foot.

The following table presents historical occupancy percentages at the 225 Liberty Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	1/31/2016(2)(3)
NAV	NAV	NAV	NAV	93.5%

(1)	The office space in the 225 Liberty Street Property was 100.0% leased to a subsidiary of Merrill Lynch from the 225 Liberty Street Property’s delivery in 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America), the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) redevelopment which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. The borrower has executed approximately 1.9 million square feet (79.9% of NRA) of office and storage leases, in addition to a 330,755 square feet (13.6% of NRA) lease renewal with Bank of America. Leases for 100.0% of the occupied NRA were signed over the last three years, thus historical occupancy information is neither available nor relevant.
(2)	Information obtained from the underwritten rent roll.
(3)	As of January 31, 2016, the 225 Liberty Street Property was 93.5% leased; Hudson’s Bay Company is expected to take occupancy in August 2016 (9.6% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

225 LIBERTY STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 Liberty Street Property:

Cash Flow Analysis(1)

	Appraiser YE 2016(2)	Borrower Year 1 Budget	Adjusted Borrower Year 1 Budget(3)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$130,936,804	$136,898,954	$126,402,592	$126,402,591	95.6%	$52.07
Rent Abatements	(4,447,643)	(58,916,625)	0	0	0.0	0.00
Straight Line Rents	0	0	0	$4,048,337(4)	3.1	1.67
Grossed Up Vacant Space	0	0	0	10,069,980	7.6	4.15
Total Reimbursables	1,701,552	1,878,448	1,379,899	1,373,956	1.0	0.57
Other Income(3)	312,153	359,917	359,917	359,917	0.3	0.15
Less Vacancy & Credit Loss	(1,285,030)	(1,632,840)	0	(10,069,980)(5)	(7.6)	(4.15)
Effective Gross Income	$127,717,836	$78,587,854	$128,142,408	$132,184,800	100.0%	$54.45

Total Operating Expenses	$56,219,376	$60,513,232	$60,275,336	$58,709,263(6)	44.4%	$24.18

Net Operating Income	$70,998,460	$18,074,622	$67,867,072	$73,475,537	55.6%	$30.27
TI/LC	0	0	0	5,143,565	3.9	2.12
Capital Expenditures	0	0	0	485,503	0.4	0.20
Net Cash Flow	$70,998,460	$18,074,622	$67,867,072	$67,846,470	51.3%	$27.95

NOI DSCR(7)	3.27x	0.83x	3.13x	3.39x
NCF DSCR(7)	3.27x	0.83x	3.13x	3.13x
NOI DY(7)	15.5%	3.9%	14.8%	16.0%
NCF DY(7)	15.5%	3.9%	14.8%	14.8%

(1)	The office space in the 225 Liberty Street Property was 100.0% leased to a subsidiary of Merrill Lynch from the 225 Liberty Street Property’s delivery in 1987 through September 30, 2013. Subsequent to Merrill Lynch’s subsidiary’s lease expiration (following its acquisition by Bank of America), the 225 Liberty Street Property underwent a $71.6 million (as of January 15, 2016) renovation which included a new façade, elevator modernizations, fire alarm and building management systems upgrades, and two new lobbies. The borrower has executed approximately 1.9 million square feet (79.9% of NRA) of office and storage leases, in addition to a 330,755 square feet (13.6% of NRA) lease renewal with Bank of America. Leases for 100.0% of the occupied NRA were signed over the last three years, thus historical financial information is neither available nor relevant.
(2)	Rent abatements for existing leases have been removed from the appraisal cash flow to reflect the structure of the 225 Liberty Whole Loan.
(3)	The following adjustments have been made to the borrower’s budget: (i) speculative leasing has been removed; (ii) non-recurring repairs & maintenance expenses have been removed; and (iii) rent abatements have been excluded.
(4)	Straight Line Rents includes the present value of contractual rent increases (for the lesser of the lease term or 225 Liberty Whole Loan term) for investment-grade rated tenants including The Bank of New York Mellon ($1,857,597, which factors in its four-month free rent period in 2025), Bank of America ($1,312,822), and Commerzbank ($877,920).
(5)	The underwritten economic vacancy is 7.4%. As of January 31, 2016, the 225 Liberty Street Property was 93.5% leased; Hudson’s Bay Company (9.6% of NRA) is in possession of their space and is expected to take occupancy in August 2016.
(6)	The 225 Liberty Street Property benefits from PILOT program from the BPCA. Pursuant to the Ground Lease (as defined below), the borrower is obligated to make PILOT payments to the BPCA, as the 225 Liberty Street Property is not subject to real estate taxes by reason of its ownership by the BPCA. PILOT payments are based on the assessed values provided by the City of New York to the BPCA, and are therefore equivalent to real estate taxes provided by the City of New York. There is no economic benefit to having the PILOT since the taxes are the same as if the City of New York were taxing the 225 Liberty Street Property. See “Payment in Lieu of Taxes” section.
(7)	Based on the six pari-passu senior notes totaling $459,000,000.

Appraisal. As of the appraisal valuation date of October 20, 2015, the 225 Liberty Street Property had an “as-is” appraised value of $1,400,000,000. The appraiser also concluded to an “as-stabilized” value of $1,650,000,000 with an “as-stabilized” valuation date of November 1, 2017 assuming the vacant office and storage space have been leased at market rents and excluding the cost of certain tenant improvements and leasing commissions.

Environmental Matters. According to a Phase I environmental site assessment dated October 26, 2015, there was no evidence of any recognized environmental conditions at the 225 Liberty Street Property.

Market Overview and Competition. The 225 Liberty Street Property is situated within the broader mixed-use Brookfield Place Complex, which is comprised of four office buildings with a total of approximately 7.1 million square feet. In addition to the class A office space, the lower levels of the Brookfield Place Complex are comprised of approximately 340,000 square feet of newly-delivered high end retail space. The Brookfield Place Complex, formerly known as the World Financial Center, is a 7.5 million square foot office and retail complex in Battery Park City in Lower Manhattan. Brookfield or its affiliates own the entire leasehold estate in Brookfield Place Complex except for 200 Vesey Street, which is owned by a tenancy-in-common between a Brookfield affiliate and American Express (“AmEx”) or one of its affiliates, which tenancy-in-common agreement currently provides that the use of certain floors within 200 Vesey Street are exclusive to a co-tenant. AmEx uses space it owns and leases in 200 Vesey Street as its global headquarters. The office portions of the Brookfield Place Complex are currently 95.7% occupied, with all four towers exhibiting an occupancy of 93.5% or greater. As is the case with the 225 Liberty Street Property, the other towers in the Brookfield Place Complex serve a strategic purpose for a number of corporate tenants including AmEx, Bank of America, Jones Day, RBC, Cadwalader, Wickersham & Taft LLP, and Dow Jones. In addition to the class A office space, the lower levels of the Brookfield Place Complex include approximately 340,000 square feet of newly delivered retail space, which was opened to the public in second quarter of 2015 and is presently 88.6% occupied (98.6% occupied for the approximately 192,000 square feet in 225 Liberty Street) by a diverse offering of dining and retail tenants. The retail space at the Brookfield Place Complex will be anchored by an 86,000 square foot Saks Fifth Avenue store which is expected to open in second quarter 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

225 LIBERTY STREET

The 225 Liberty Street Property is well located for transportation offerings, located immediately adjacent to the World Financial Center Ferry Terminal, and is expected to have direct connections to the Fulton Street Transit Center and the soon-to-be-completed World Trade Center Transit Hub.

Downtown Manhattan has evolved into a desirable destination for corporate office tenants, with a growing/affluent residential population, an increasingly diversified amenity base, and lower office rents than those available in comparable Midtown properties.

From 2000 to 2014, approximately 17,954 new residential units were added to the Downtown market, bringing the population from 24,000 in 2001 to an estimated 61,000 today. Further, several high profile retail developments in Lower Manhattan are in various stages of completion, including, among others, the 340,000 square feet of newly delivered class A space at the Brookfield Place Complex, the 350,000 square feet of class A space that is expected to be completed in 2016 at the World Trade Center complex, and the to-be-built Pier 17 development, which will add an additional 365,000 square feet of retail space at the South Street Seaport.

Even with its recent growth, Downtown office space continues to be attractively priced relative to the Midtown and Midtown South submarkets. While the fourth quarter 2015 average asking rents in Midtown and Midtown South were $79.60 per square foot and $70.89 per square foot, gross, respectively, Downtown office space averaged $60.71 per square foot, gross, according to a third party market research report. As the submarket has evolved, an increasing number of corporate tenants have re-located their headquarters from other areas of Manhattan to Downtown Manhattan, including Time Inc., Citigroup, Harper Collins, and Condé Nast. Additionally, the mix of tenants has also evolved to include a broader range of industries. A decade ago, approximately 2.0% of Downtown Manhattan’s leases (by square footage) were signed by technology, advertising, media, and information tenants, and these tenants now account for approximately 10.0% of all jobs in Downtown Manhattan.

According to the appraiser, Downtown Manhattan’s office inventory of 87.8 million square feet is geographically segmented into five major submarkets: City Hall, World Trade Center, Financial East, Financial West and Insurance. Approximately 60.0% of Downtown’s inventory is class A product, the majority of which is located in the Financial East submarket. As of fourth quarter 2015, the Downtown class A submarket exhibited a vacancy rate of 10.7% and a rental rate of $63.95 per square foot, gross. The 225 Liberty Street Property is located within the World Trade Center office submarket (formerly known as World Trade/World Financial), which rests in the western portion of Downtown Manhattan, bordering the Hudson River to the west, the Insurance submarket to the east, Financial West to its south and City Hall to its north. Of the 21.1 million square feet of office space comprising the World Trade Center office submarket, 17.4 million square feet is class A space. The class A space in the submarket is predominately comprised of the Brookfield Place Complex and the new World Trade Center complex, which together represent approximately 83.0% of the total submarket square footage. With the completions of Two World Trade Center and Three World Trade Center (both currently under construction), an additional 5.3 million square feet will be added to the submarket. This is largely offset by the recent trend of conversion of pre-war office buildings to residential buildings. According to a New York industry group, 10.0 million square feet of office space has been converted to residential or hotel use since 2004, and another 5.1 million square feet of space is in the potential conversion pipeline.

The World Trade Center submarket achieves the highest asking rents of any Downtown submarket, with an average Class A rental rate of $71.33 per square foot. Although the reported fourth quarter 2015 World Trade Center submarket Class A vacancy was 14.9%, this is largely driven by the newly delivered One and Four World Trade Center properties, which comprise approximately 29.0% of the total submarket square footage. The 225 Liberty Street Property is located within the four-building Brookfield Place Complex, which presently has an occupancy rate of 94.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

225 LIBERTY STREET

The following table presents certain information relating to comparable office properties to the 225 Liberty Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Liberty Plaza New York, NY	1972/2007	54	2,126,437	84%	0.5 miles	Cambridge University Press	October 2015 / 16 Yrs	44,556	$51.00	FSG

250 Vesey Street New York, NY	1985/NAP	34	1,600,000	96%	0.2 miles	SunEdison	September 2015 / 6.5 Yrs	6,929	$64.00	FSG

300 Vesey Street New York, NY	1997/NAP	15	507,711	73%	0.2 miles	KCG Holdings (Knight Capital)	July 2015 / 15 Yrs	169,000	$70.00	FSG

255 Greenwich Street New York, NY	1987/NAP	14	532,000	97%	0.3 miles	Icahn School of Medicine	July 2015 / 16 Yrs	14,607	$60.00	FSG

200 Vesey Street New York, NY	1985/NAP	51	2,300,000	96%	0.2 miles	Bliss	March 2015 / 10.5 Yrs	15,907	$55.00	FSG

200 Liberty Street New York, NY	1985/NAP	40	1,711,365	100%	0.1 miles	Santander Bank	January 2015 / 10 Yrs	42,128	$54.00	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is WFP Tower B Co. L.P., a New York Limited Partnership and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 225 Liberty Street Whole Loan. Brookfield Financial Properties, L.P. is the guarantor of certain nonrecourse carveouts under the 225 Liberty Street Whole Loan.

The Sponsor. The sponsor of the 225 Liberty Street Whole Loan is Brookfield Financial Properties, L.P., a subsidiary of Brookfield Property Partners L.P., a global real estate company that invests in and operates office, retail, industrial, multifamily, triple net leased, and hospitality assets. As of September 2015, its diversified portfolio included interests in over 400 office and retail properties encompassing over 250.0 million square feet, 38,821 multifamily units, 47.0 million square feet of industrial space, and about 9.0 million square feet of office development pipeline worldwide. These assets are largely located in North America, Europe, and Australia but also include a growing presence in China, Brazil, and India.

Brookfield Property Partners L.P.’s office division, Brookfield Office Properties Inc. (S/DBRS: BB-/BBB) owns, develops and manages premier office properties in the United States, Canada, Australia and the United Kingdom. Brookfield Property Partners L.P. is involved in the ownership and management of office assets on a global basis. As of third quarter 2015, its office portfolio consisted of interests in 138 properties totaling 98.0 million square feet in the downtown cores of New York, Washington D.C., Houston, Los Angeles, Toronto, Calgary, Ottawa, London, Sydney, Melbourne and Perth, among other cities. Landmark properties include assets operating as a “Brookfield Place” in Manhattan, Toronto and Perth, Bank of America Plaza in Los Angeles, Bankers Hall in Calgary and Darling Park in Sydney. As of third quarter 2015, Brookfield Property Partners L.P. had a portfolio of 12 operating properties in New York City comprising 19.8 million gross square feet. The seven buildings located in Lower Manhattan comprise 13.4 million gross square feet and are approximately 92.6% leased. The five properties located in Midtown Manhattan comprise 6.5 million gross square feet and are approximately 94.4% leased.

Escrows. The loan documents provide for an upfront reserve in the amount of $80,810,295 for free rent related to Time Inc. ($66,322,369), Hudson’s Bay Company ($14,029,414) and D’Amato & Lynch ($458,512). In addition, pursuant to existing leases at the 225 Liberty Street Property, the borrower is obligated to pay allowances for tenant improvements in the aggregate amount of $72,789,685 (as outlined in the table below). The loan documents provide for a guaranty from Brookfield Office Properties Inc. (the “Reserve Guarantor”) for the full amount of the Unfunded Obligations (the “Rollover Guaranty”). If at any time while the Rollover Guaranty remains in effect, the Reserve Guarantor fails to maintain a corporate credit rating/issuer credit rating (long-term local and foreign) from S&P of at least “BBB-” (which shall not be dependent on the rating “outlook” or “trend”), the borrower will be required, within ten days of such failure, to either (i) provide a replacement rollover guaranty in substantially the same form as the Rollover Guaranty delivered by Reserve Guarantor from an approved replacement reserve guarantor (as further detailed in the 225 Liberty Whole Loan documents), which guarantees the same amount as the Rollover Guaranty being replaced, and obtain a rating agency confirmation in connection therewith, or (ii) deposit cash into the Rollover Account (as further detailed in the 225 Liberty Whole Loan documents), or deliver to the lender a letter of credit in lieu thereof, in either case in an amount equal to the sum of all amounts then guaranteed by the Rollover Guaranty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

225 LIBERTY STREET

Unfunded Obligations
Tenant	Leasing Expenses
Hudson’s Bay Company	$68,646,291
First Data Corporation	$1,744,588
Time Inc.	$1,005,667
The Bank of New York Mellon	$500,000
The Institute of Culinary Education, Inc.	$487,767
Remaining Tenants	$405,372
Total Lease Costs	$72,789,685

During the continuance of a Trigger Period (as defined below), the borrowers will deposit on each monthly payment date (i) an amount equal to one-twelfth of the taxes payable in the next 12 months, (ii) provided an acceptable blanket policy is no longer in place, an amount equal to one-twelfth of the insurance premiums payable in the next 12 months, (iii) $728,255 for annual capital expenditures and (iv) an amount equal to the ground rent payable for the succeeding month (to be deposited into the Ground Rent subaccount).

During the continuance of a Mezzanine Trigger Period (as defined below), the lender will cause all excess cash flow to be deposited into the Cash Collateral subaccount.

During the continuance of a Master Retail Lease Trigger Period (as defined below), the borrower must deposit all tenant improvement and leasing commission expenses the borrower becomes directly liable for pursuant to retail subleases as a result of a Master Retail Lease termination.

Lockbox and Cash Management. The 225 Liberty Street Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Trigger Period, all cash flow is distributed to the borrower. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) a Low Debt Service Trigger Period (as defined below); or (iii) a Mezzanine Trigger Period (as defined below). A Trigger Period will cease to exist, with respect to clause (i), upon the cure of such event of default.

A “Low Debt Service Trigger Period” will commence if, as of the last day of any calendar quarter, the 225 Liberty Street Whole Loan debt service coverage ratio (based on the combined senior notes and junior notes totaling $900,000,000) falls below 1.35x. A Low Debt Service Trigger Period will cease to exist if the debt service coverage ratio exceeds 1.35x for two consecutive calendar quarters.

A “Mezzanine Trigger Period” will commence and continue for as long as any mezzanine loan is outstanding.

A “Master Lease Trigger Period” will commence if (i) a monetary default under the Master Retail Lease has occurred and is continuing beyond any notice and cure periods; (ii) a material non-monetary default has occurred and is continuing beyond any notice and cure periods; (iii) the Master Retail Lease is terminated. A Master Lease Trigger Period will cease to exist, with respect to clauses (i) and (ii), upon the cure of all defaults under the Master Retail Lease and, with respect to clause (iii), upon the borrower leasing the entire Retail Component pursuant to a new master retail lease with a retail tenant, each reasonably satisfactory to the lender.

Property Management. The 225 Liberty Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the 225 Liberty Street Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) either the transferee is a qualified transferee as described in the loan documents or the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates and similar confirmations from each rating agency rating any securities backed by any 225 Liberty Street Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The borrower is permitted to incur future mezzanine debt, provided the mezzanine loan does not exceed $150.0 million and the following conditions are satisfied: (i) a maximum combined loan-to-value ratio of no greater than 95.0% of the closing LTV; (ii) a minimum combined debt service coverage ratio of no less than 110% of the closing DSCR; (iii) a minimum combined net operating income debt yield of no less than 110.0% of the closing debt yield; (iv) the receipt of a rating agency confirmation from DBRS, Fitch and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates and similar confirmations from each rating agency rating any securities backed by any 225 Liberty Street Companion Loans with respect to the ratings of such securities; and (v) the execution of an intercreditor agreement acceptable to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

225 LIBERTY STREET

Other Indebtedness. The 225 Liberty Street Whole Loan includes three junior notes with an aggregate original principal balance of $441,000,000 that were contributed to the LBTY 2016-225L transaction. See “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured Financing and Mezzanine and Similar Financing)” in the Preliminary Prospectus.

Additional Indebtedness. Brookfield Financial Properties, L.P. and certain affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of Brookfield Financial Properties, L.P.’s or such affiliate’s assets; (ii) no such corporate loan shall be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or 225 Liberty Street Property; and (iii) no event of default has occurred or is continuing. See “Description of the Mortgage Pool- Subordinate and/or Other Financing” in the Preliminary Prospectus.

Ground Lease. The 225 Liberty Street Property is subject to a long-term ground lease with the BPCA through 2069 (the “Ground Lease”). Pursuant to the ground lease, there are four principal components to the annual ground rent payment: (i) a fixed $5.1 million annual payment with no scheduled increases, subject to certain conditions set forth in the Ground Lease (the “Base Rent”), (ii) an annual retail rent for the Retail Component (based on the greater of a fixed and percentage retail rent) which rent, so long as the borrower does not have its own retail space that is not leased to the Retail Master Tenant pursuant to the Master Retail Lease, is the responsibility of the Retail Master Tenant and is currently estimated to be approximately $1.2 million for the calendar year 2016, (iii) an amount (the “Other Rent”) equal to the greater of (a) $0.75 per rentable square feet of space at the Brookfield Square Complex which is rented for purposes other than office or retail and (b) 10.0% of the annual gross income from such space, which rent is the responsibility of the Retail Master Tenant, and (iv) the PILOT payments (as described below).

Borrower is entitled, subject to certain conditions, to a 10-year rent abatement in ground rent in the amount of $1.0 million per annum (such rental payment of $5.1 million, taking into account such rent abatement and other additional rent payable by the borrower to the BPCA). Pursuant to the terms of the Bank of New York Mellon lease, the entire $1.0 million ground rent abatement will be passed through to Bank of New York Mellon. At the expiration of the rent abatement, Bank of New York Mellon will no longer receive the $1.0 milion payment and the annual ground rent payment will remain flat at $5.1 million.

PILOT. The 225 Liberty Street Property benefits from a PILOT program from the BPCA. Pursuant to the Ground Lease, the borrower is obligated to the BPCA to make PILOT payments, as the 225 Liberty Street Property is not subject to real estate taxes by reason of its ownership by the BPCA. PILOT payments are based on the assessed values provided by the City of New York to the BPCA, and are therefore equivalent to real estate taxes provided by the City of New York. There is no economic benefit to having the PILOT since the taxes are the same as if the City of New York were taxing the 225 Liberty Street Property.

Pursuant to the Master Retail Lease, the Retail Master Tenant is required to pay its pro rata share (currently 7.4310%) of such PILOT payments payable by the borrower to the BPCA, but only after first subtracting therefrom certain sums which may be received by the borrower from other ground lease tenants at the Brookfield Place Complex with respect to PILOT payments for the Winter Garden and the Liberty Street Bridge (such net amount, the “Retail Master Tenant PILOT Payments”). The chart below sets forth the net PILOT payments of $17,119,499 payable by the borrower for the 2015-2016 tax year, following reimbursement of the Retail Master Tenant PILOT Payments and payment obligations of other ground lease tenants at the Brookfield Place Complex with respect to their allocable share of PILOT payments allocated to the Winter Garden and the Liberty Street Bridge.

	2015-2016 Tax Bill	$20,721,498
Adjustment	Percentage	Current Tax Bill
Total 225 Liberty PILOT	100.00	20,721,498
Less: Winter Garden and the Liberty Street Bridge	-15.50%	-3,211,832
Addback: 225 Liberty Share of Winter Garden and the Liberty Street Bridge	4.75%	984,105
Total 225 Liberty PILOT	89.25%	18,493,771
Less: Retail share of 225 Liberty PILOT (7.4310%)(1)	-6.63%	-1,374,272
Net 225 Liberty Office PILOT	82.62%	$17,119,499

(1)	Retail share of PILOT is calculated as 89.25% x 7.4310%.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 Liberty Street Property, provided however, that the borrower will not be required to spend more than 200.0% of the cost of property coverage and business interruption coverage in the event the Terrorism Risk Insurance Act or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

No. 4 – Business & Research Center at Garden City

Loan Information				Property Information
Mortgage Loan Seller:		Natixis Real Estate Capital LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):		NR/NR/NR		Property Type:	Office
Original Principal Balance:		$37,000,000		Specific Property Type:	Suburban
Cut-off Date Balance:		$37,000,000		Location:	Garden City, NY
% of Initial Pool Balance:		5.2%		Size:	187,118 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$197.74
Borrower Name:		Garden City 505, LLC		Year Built/Renovated:	1969/2015
Sponsors:		David J. Cohen; Abraham J. Cohen		Title Vesting:	Fee & Leasehold
Mortgage Rate:		5.230%		Property Manager:	Colliers International LI Management, LLC
Note Date:		March 9, 2016		4th Most Recent Occupancy (As of)(3):	93.1% (12/31/2012)
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(3):	93.1% (12/31/2013)
Maturity Date:		March 9, 2026		2nd Most Recent Occupancy (As of) (3):	100.0% (12/31/2014)
IO Period:		None		Most Recent Occupancy (As of)(3):	100.0% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of)(3):	100.0% (2/9/2016)
Seasoning:		0 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Amortizing Balloon
Interest Accrual Method:		Actual/360		4th Most Recent NOI (As of):	$3,287,149 (12/31/2012)
Call Protection:		L(24),D(92),O(4)		3rd Most Recent NOI (As of):	$3,356,832 (12/31/2013)
Lockbox Type:		Hard/Springing Cash Management		2nd Most Recent NOI (As of)(4):	$3,484,005 (12/31/2014)
Additional Debt:		NAP		Most Recent NOI (As of)(4):	$3,273,917 (12/31/2015)
Additional Debt Type:		NAP
				U/W Revenues:	$5,101,942
				U/W Expenses(4):	$1,858,690
Escrows and Reserves(1):				U/W NOI:	$3,243,252
				U/W NCF:	$3,159,049
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.33x
Taxes(2)	$115,463	$51,011	NAP	U/W NCF DSCR:	1.29x
Insurance	$87,019	$9,017	NAP	U/W NOI Debt Yield:	8.8%
Replacement Reserves	$0	$3,119	NAP	U/W NCF Debt Yield:	8.5%
TI/LC Reserve	$0	$3,898	NAP	As-Is Appraised Value:	$57,700,000
Lifetime Brands Existing TI Reserve	$98,000	$7,748	$666,583	As-Is Appraisal Valuation Date:	December 18, 2015
Free Rent Reserve	$16,301	$0	NAP	Cut-off Date LTV Ratio:	64.1%
Deferred Maintenance	$3,000	$0	NAP	LTV Ratio at Maturity or ARD:	53.1%

(1)	See “Escrows” section.
(2)	See “PILOT Program” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Business & Research Center at Garden City Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee and leasehold interest in an office complex totaling 187,118 square feet located in Garden City, New York (the “Business & Research Center at Garden City Property”). The Business & Research Center at Garden City Mortgage Loan was originated on March 9, 2016 by Natixis Real Estate Capital LLC. The Business & Research Center at Garden City Mortgage Loan had an original principal balance of $37,000,000, has an outstanding principal balance as of the Cut-off Date of $37,000,000 and accrues interest at an interest rate of 5.230% per annum. The Business & Research Center at Garden City Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Business & Research Center at Garden City Mortgage Loan matures on March 9, 2026.

Following the lockout period, the borrower has the right to defease the Business & Research Center at Garden City Mortgage Loan in whole or in part on any date before December 9, 2025. In addition, the Business & Research Center at Garden City Mortgage Loan is prepayable without penalty on or after December 9, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

BUSINESS & RESEARCH CENTER AT GARDEN CITY

Sources and Uses

Sources			Uses
Original loan amount	$37,000,000	100.0%	Loan payoff	$30,618,908	82.8%
			Reserves	319,784	0.9
			Closing costs	605,571	1.6
			Return of equity	5,455,737	14.7
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%

The Property. The Business & Research Center at Garden City Property is an office complex consisting of two buildings totaling 187,118 square feet located on a 7.6-acre site, in Garden City, New York, approximately 28.0 miles northeast of New York City. The Business & Research Center at Garden City Property features updated building systems and distinctive architectural finishes. . The Business & Research Center at Garden City Property received the American Council of Engineering Companies 2007 Platinum Award for Engineering Excellence, the Consulting Specifying Engineer National Award 2007 for Mechanical, Electrical and Plumbing Engineering Excellence for major retrofit projects and the Long Island Business News 2007 Real Estate Award for Top Mixed-Use Project on Long Island. The Business & Research Center at Garden City Property has 560 surface parking spaces, which includes 14 covered spaces and reflects a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. As of February 9, 2016, the Business & Research Center at Garden City Property was 100.0% occupied by 3 tenants, and the property has averaged 97.1% quarterly occupancy since 2009.

Built in 1964, the building located on 1000 Stewart Avenue (“1000 Stewart Avenue”) is a 161,500 square foot, three-story mixed use building (office/flex/showroom), 100.0% occupied by two tenants, Lifetime Brands Inc (“Lifetime Brands”) (NASDAQ: LCUT) occupying 148,017 square feet (79.1% of the aggregate net rentable area) and Home Medical Equipment LLC occupying 11,921 square feet (6.4% of the net rentable area). Since 2007, 1000 Stewart Avenue has served as the global headquarters of Lifetime Brands, a leading designer of kitchenwares sold in national retailers including Target, Walmart and Macy’s. Lifetime Brand’s space is comprised of 45,301 square feet of flex space used as a showroom and 102,716 square feet of office. Lifetime Brands has expanded multiple times, most recently by 13,000 square feet in October 2014, extending at the same time its lease expiration from 2022 to 2029. As part of the lease expansion and extension, the landlord agreed to pay a total amount not to exceed $1,130,340 ($7.64 per square foot) for hard cost tenant improvements to the premises. As of February 2016, $663,583 of the tenant improvement allowance was outstanding, and is not avaialble to Lifetime Brands until June 2022. The loan documents provide for an upfront reserve in the amount of $98,000 and monthly deposits of $7,748 into the Lifetime Brands existing tenant improvements reserve, until the amount deposited equals $663,583 (see “Escrows” section). Lifetime Brands has invested approximately $10.0 million ($67.56 per square foot) at the Business & Research Center at Garden City Property. In the third quarter of 2015, Lifetime Brands reported net sales of $163.2 million and net income of $5.1 million.

Built in 1969, the building located on 500 Endo Boulevard (“500 Endo Boulevard”) is a 25,618 square foot (13.7% of the aggregate net rentable area) two-story building, 100.0% occupied by Nassau Community College. 500 Endo Boulevard is adjacent to Nassau Community College’s main campus, serving as a annex to the college and contains 13 classrooms, 11 offices, a computer lab and a student learning center/lounge and. Founded in 1959, Nassau Community College is the largest single-campus community college in the state of New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

BUSINESS & RESEARCH CENTER AT GARDEN CITY

The following table presents certain information relating to the tenancies at the Business & Research Center at Garden City Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Lifetime Brands	NR/NR/NR	148,017	79.1%	$22.23	$3,290,804	76.4%	5/31/2029(2)
Nassau Community College	NR/NR/NR	25,618	13.7%	$34.00	$871,012	20.2%	6/30/2029(3)
Home Medical Equipment LLC	NR/NR/NR	11,921	6.4%	$12.33	$147,045	3.4%	12/25/2021
Total Major Tenants		185,556	99.2%	$23.22	$4,308,861	100.0%

Building Maintenance Office		1,562	0.8%	$0.00	$0	0.0%

Occupied Collateral Total		187,118	100.0%	$23.03	$4,308,861	100.0%

Vacant Space		0	0.0%

Collateral Total		187,118	100.0%

(1)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through March 2017, totaling $88,457.
(2)	Lifetime Brands has two, five-year lease renewal options.
(3)	Nassau Community College has one, five-year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the Business & Research Center at Garden City Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	11,921	6.4%	11,921	6.4%	$147,045	3.4%	$12.33
2022	0	0	0.0%	11,921	6.4%	$0	0.0%	$0.00
2023	0	0	0.0%	11,921	6.4%	$0	0.0%	$0.00
2024	0	0	0.0%	11,921	6.4%	$0	0.0%	$0.00
2025	0	0	0.0%	11,921	6.4%	$0	0.0%	$0.00
2026	0	0	0.0%	11,921	6.4%	$0	0.0%	$0.00
Thereafter	2	173,635	92.8%	185,556	99.2%	$4,161,816	96.6%	$23.97
Building Maintenance Office(2)	0	1,562	0.8%	187,118	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	187,118	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	187,118	100.0%			$4,308,861	100.0%	$23.03
(1)	Information obtained from the underwritten rent roll.
(2)	The Building Maintenance Office is not subject to a lease and has no associated rent.

The following table presents historical occupancy percentages at the Business & Research Center at Garden City Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)	2/9/2016(3)
93.1%	93.1%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	Occupancy increased from 2013 to 2014 due to the Lifetime Brands expansion into 13,000 square feet in October 2014.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

BUSINESS & RESEARCH CENTER AT GARDEN CITY

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Business & Research Center at Garden City Property:

Cash Flow Analysis

	2012	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,778,857	$4,020,038	$4,224,233	$4,207,652	$4,308,861(1)	84.5%	$23.03
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	926,691	887,230	928,199	886,903	952,480	18.7	5.09
Other Income	129,538	134,513	129,659	109,124	109,124	2.1	0.58
Rent Abatement	0	0	(58,013)	(175,560)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(268,523)(2)	(5.3)	(1.44)
Effective Gross Income	$4,835,086	$5,041,781	$5,224,078	$5,028,119	$5,101,942	100.0%	$27.27

Total Operating Expenses	$1,547,937	$1,684,949	$1,740,072	$1,754,202	$1,858,690(3)	36.4%	$9.93

Net Operating Income	$3,287,149	$3,356,832	$3,484,005(3)	$3,273,917(3)	$3,243,252	63.6%	$17.33
TI/LC	0	0	0	0	46,780	0.9	0.25
Capital Expenditures	0	0	0	0	37,424	0.7	0.20
Net Cash Flow	$3,287,149	$3,356,832	$3,484,005	$3,273,917	$3,159,049	61.9%	$16.88

NOI DSCR	1.34x	1.37x	1.42x	1.34x	1.33x
NCF DSCR	1.34x	1.37x	1.42x	1.34x	1.29x
NOI DY	8.9%	9.1%	9.4%	8.8%	8.8%
NCF DY	8.9%	9.1%	9.4%	8.8%	8.5%
(1)	U/W Base Rent includes contractual rent steps through March 2017, totaling $88,457.
(2)	The underwritten economic vacancy is 5.0%. The Business & Research Center at Garden City Property was 100.0% physically occupied as of February 9, 2016.
(3)	The U/W Total Operating Expenses reflect real estate taxes due under the PILOT Program which expires on December 31, 2029 (see “Pilot Program” section).
(4)	NOI decreased from 2014 to 2015 primarily due to a rent abatement related to the Lifetime Brands expansion in October 2014.

Appraisal. As of the appraisal valuation date of December 18, 2015, the Business & Research Center at Garden City Property had an “as-is” appraised value of $57,700,000.

Environmental Matters. According to the Phase I environmental assessment dated February 8, 2016, there was no evidence of any recognized environmental conditions at the Business & Research Center at Garden City Property.

Market Overview and Competition. The Business & Research Center at Garden City Property is located in Garden City, New York, approximately 28.0 miles northeast of New York City. The Business & Research Center at Garden City Property is located at the southeast intersection of Stewart Avenue and Endo Boulevard, just off of the Meadowbrook State Parkway, which provides access to Long Island’s major thoroughfares including the Long Island Expressway, Northern State Parkway, Wantagh Parkway and the Southern State Parkway. The Business & Research Center at Garden City Property has access to bus routes N16 and N51 with stops along Stewart Avenue and bus routes N35 and N43 with stops along Endo Boulevard, one of which fronts the Business & Research Center at Garden City Property. The Business & Research Center at Garden City Property is also in close proximity to five Long Island Rail Road (“LIRR”) stations: Stewart Manor (5.7 miles), Nassau Boulevard (4.1 miles), Mineola Station (3.2 miles), Garden City (2.3 miles), and Country Life Press (2.5 miles). The LIRR provides an approximate 30 minute commute to Penn Station, which is a major intercity railroad station in New York City. The Business & Research Center at Garden City Property is also proximate to three airports: with JFK International approximately 18.0 miles southwest, LaGuardia International approximately 20.2 miles northwest, and Islip MacArthur approximately 33.1 miles east.

According to the appraisal, the 2015 population within a five-mile radius of the Business & Research Center at Garden City Property was approximately 486,072, with a 2015 median household income of approximately $98,351 for the same radius. The Business & Research Center at Garden City Property is steps away from the Roosevelt Field Mall, the largest high-end shopping mall in the state of New York totaling approximately 2.2 million square feet. The Roosevelt Field Mall opened in 1956 and has since undergone a number of renovations and expansions. In March 2012, it was announced that a new 100,000-square-foot building anchored by luxury department store Neiman Marcus will be added to the Roosevelt Field Mall. Estimated to be completed in February 2016, this expansion will create room for even more shops, and will also be accompanied by a new parking structure. The anchors of the Roosevelt Field Mall are Bloomingdale’s, JC Penney, Macy’s, Nordstrom, Dick’s Sporting Goods, and Neiman Marcus (expected opening in 2016).

According to a third party market research report, the Business & Research Center at Garden City Property is located in the Central Nassau office and industrial submarket of the Nassau and Suffolk County market. As of the fourth quarter of 2015, the office submarket contained inventory totaling approximately 14.9 million square feet with a 8.3% vacancy rate and average direct asking rent of $26.68 per square foot on a gross basis. As of the fourth quarter of 2015, the industrial submarket contained inventory totaling approximately 9.4 million square feet with a 4.2% vacancy rate and average direct asking rent of $12.97 per square foot on a triple-net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

BUSINESS & RESEARCH CENTER AT GARDEN CITY

The following table presents certain information relating to comparable office leases for the Business & Research Center at Garden City Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Stewart Ave, Garden City, NY	1967/NAP	6	147,710	83%	1.1 miles	RedVision Systems Inc.	June 2015 / 7 Yrs	7,150	$26.00	MG
Garden City Center, Garden City NY	1990/NAP	6	200,000	95%	0.7 miles	Russo Law Group	June 2015 / 10 Yrs	9,213	$28.00	MG
Treeline Garden City Plaza 200, Garden City, NY	1969/NAP	5	131,000	95%	1.3 miles	Goldberg Segalla LLP	Feb 2015 / 9 Yrs	7,268	$28.84	MG
Franklin Ave, Garden City, NY	1980/NAP	4	46,500	100%	2.4 miles	Wells Fargo Advisors	Feb 2015 / 10 Yrs	5,097	$32.00	MG
Atria West, Garden City, NY	1986/NAP	6	266,000	92%	0.4 miles	BPA International	Sep 2014 / 5 Yrs	11,330	$29.50	MG
Treeline Garden City Plaza 400, Garden City, NY	1989/NAP	5	176,073	97%	1.4 miles	Sola Salon Studios	Aug 2014 / 15 Yrs	8,824	$27.00	MG
(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable industrial leases for the Business & Research Center at Garden City Property:

Comparable Industrial Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
30 Chasner St., Hempstead, NY	1920/NAP	1	5,000	80%	3.0 miles	Listed	NAV / 3 Yrs	5,000	$18.00	MG
95 Seaview Blvd., Port Washington NY	1985/NAP	1	50,000	100%	6.6 miles	Astro Big	Dec 2015/ 10 Yrs	3,750	$15.00	MG
3580 Oceanside Rd., Oceanside, NY	1953/NAP	1	50,000	77%	8.0 miles	Listed	NAV / 5 Yrs	4,000	$17.00	MG
44 Sea Cliff Avenue, Glen Cove, NY	1961/NAP	2	15,000	50%	8.2 miles	NAV	Jul 2014/ 3 Yrs	2,000	$13.50	MG
(1)	Information obtained from the appraisal.

The Borrower. The borrower is Garden City 505, LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Business & Research Center at Garden City Mortgage Loan. David J. Cohen and Abraham J. Cohen are the guarantors of certain nonrecourse carveouts under the Business & Research Center at Garden City Mortgage Loan.

The Sponsors. The sponsors are David J. Cohen and Abraham J. Cohen, founders of Carlton Associates, Inc., which is a closely-held asset management firm. Founded in 1992 by David, Abraham and their brother Jack, Carlton Associates, Inc. invests in fixed income and equities, with a particular focus on commercial real estate. Notable transaction in the Carlton Associates, Inc. real estate platform includes: 469 7th Avenue, 1370 Broadway and 100 West 57th Street in New York City, New York; 1700 Market Street, 1500 Spring Garden and 1835 Market Street in Philadelphia, Pennsylvania; Huntington Center in Columbus, Ohio; and Bank of America Plaza in Chicago, Illinois. As of December 31, 2015, Abraham Cohen reported a net worth and liquidity of $16.1 million and $4.1 million, respectively and David J. Cohen reported a net worth and liquidity of $30.2 million and $8.2 million, respectively.

Escrows. The loan documents provide for upfront reserves in the amount of $115,463 for real estate taxes payable under the PILOT Agreement (see “Pilot Program” section), $87,019 for insurance premiums, $98,000 for the Lifetime Brands existing tenant improvements reserve, $16,301 for the outstanding Lifetime Brands rent abatement and $3,000 for deferred maintenance. The loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes payable under the PILOT Agreement (currently equates to “$51,011) one-twelfth of the estimated annual insurance premiums (currently equates to $9,017); $3,119 for replacement reserves; $3,898 for general tenant improvements and leasing commissions (“TI/LC”) and $7,748 for the Lifetime Brands existing tenant improvements reserve, capped at $663,583.

Lockbox and Cash Management. The Business & Research Center at Garden City Mortgage Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The Business & Research Center at Garden City Mortgage Loan requires tenants to deposit all rents directly into the lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

BUSINESS & RESEARCH CENTER AT GARDEN CITY

A “Cash Management Period” will commence upon the occurrence of: (i) an event of default; (ii) the debt service coverage ratio falling below 1.15x after the end of two calendar quarters; or (iii) commencement of the Lease Sweep Period (as defined below). A Cash Management Period will end, if for six consecutive months (a) no event of default has continued beyond the applicable notice and cure period; (b) no event that would trigger another Cash Management Period has occurred; (c) the debt service coverage ratio is at least 1.20x; and with respect to clause (iii) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence when: (A) the Lifetime Brands lease or the Nassau Community College lease (individually, not collectively, “Specified Lease”), or any material portion thereof, is surrendered, cancelled or terminated prior to its then current expiration date; or (B) Lifetime Brands or Nassau Community College (individually, not collectively, “Specified Tenant”) discontinues its business at its premises or gives written notice that it intends to discontinue its business; or (C) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary or material non-monetary default under any Specified Lease; or (D) the Specified Tenant becomes the subject of a bankruptcy action.

A Lease Sweep Period will end upon the earlier of any of the following: with respect to clause (A) or clause (B) above, the date on which (i) all of the space demised under the applicable Specified Lease has been fully leased pursuant to one or more replacement leases approved by the lender, (ii) all applicable approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, (iii) the replacement tenant has taken possession of and is occupying all of its space, is in occupancy, open for business and is paying unabated base rent in accordance with such lease and (iv) there are no offsets due such tenant under such replacement lease; with respect to in clause (C) above, if such default has been cured, and there has been no other monetary or material non-monetary default (beyond any applicable notice and cure periods) under the applicable Specified Lease for a period of six consecutive months following such cure; or with respect to clause (D) above, if the the bankruptcy action is dismissed or the Specified Lease is affirmed.

Property Management. The Business & Research Center at Garden City Property is managed by Colliers International LI Management, LLC.

PILOT Program. The Business & Research Center at Garden City Property is subject to a Payment In Lieu Of Taxes agreement (“PILOT Agreement”) dated as of Februray 1, 2016 and administered by The Town of Hempstead Industrial Development Agency (“IDA”). The PILOT Agreement has been extended through December 31, 2029. The IDA owns the fee title interest in the Business & Research Center at Garden City Property until the PILOT Agreement expires. At the expiration of the PILOT Agreement, title of the Business & Research Center at Garden City Property will be returned to the owner and the Business & Research Center at Garden City Property will be taxed based on the full assessed value. The Payment In Lieu of Taxes is being paid in four installments every year. See also description of Ground Lease below.

Assumption. The borrower has the right to transfer the Business & Research Center at Garden City Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has approved the proposed transferee and guarantor; and (iii) if required by the lender, a rating agency comfort letter from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The IDA is the fee owner of the Business & Research Center at Garden City Property. The IDA leases the entire Business & Research Center at Garden City Property to the Business & Research Center at Garden City borrower pursuant to a Second Amended and Restated Lease Agreement dated as of Febuary 1, 2016 (the “IDA Lease Agreement”). The term of the IDA Lease Agreement expires on December 31, 2029. Among other things, the borrower covenanted in the IDA Lease Agreement that it, its affiliates, agents or subtenants, will maintain 310 full-time employees at the Business & Research Center at Garden City Property for the term of the IDA Lease Agreement. Upon expiration or early termination of the IDA Lease Agreement, the Business & Research Center at Garden City borrower will be required to purchase the Business & Research Center at Garden City Property from the IDA for the purchase price of $1 plus payment of all amounts due and payable under the PILOT Agreement as of the date of the conveyance and unpaid fees and expenses of the IDA. In the event that the borrower violates the terms of the IDA Lease Agreement and/or the PILOT Agreement, among other remedies available to the IDA are the termination of those agreements, loss of the associated reduced tax payments, and pursuant to the Second Amended and Restated Recapture Agreement with the IDA, the borrower will be responsible for paying back a percentage (on a declining scale from 100% to 0%) of the direct monetary benefits, tax exemptions and abatements and other financial assistance derived by the borrower from the existence of the PILOT Agreement and the IDA Lease Agreement.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Business & Research Center at Garden City Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

No. 5 – DoubleTree Seattle Airport Southcenter

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$28,500,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$28,437,374			Location:	Seattle, WA
% of Initial Pool Balance:	4.0%			Size:	219 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$129,851
Borrower Name:	CHA Tukwila, LLC			Year Built/Renovated:	1980/2015
Sponsor:	Ki Yong Choi			Title Vesting:	Fee
Mortgage Rate:	5.490%			Property Manager:	Self-managed
Note Date:	December 29, 2015			4th Most Recent Occupancy (As of):	82.3% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	85.5% (12/31/2013)
Maturity Date:	January 1, 2026			2nd Most Recent Occupancy (As of):	86.4% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	82.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	83.5% (TTM 2/29/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of) :	$2,518,022 (12/31/2013)
Call Protection:	L(26),D(91),O(3)			3rd Most Recent NOI (As of)(2):	$3,352,385 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(2):	$3,706,723 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of) (2):	$3,949,255 (TTM 2/29/2016)
Additional Debt Type:	NAP

				U/W Revenues:	$12,723,113
				U/W Expenses:	$9,195,095
				U/W NOI:	$3,528,018
Escrows and Reserves(1):				U/W NCF:	$3,019,093
				U/W NOI DSCR:	1.82x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.56x
Taxes	$103,000	$25,750	NAP	U/W NOI Debt Yield:	12.4%
Insurance	$116,557	$12,951	NAP	U/W NCF Debt Yield:	10.6%
FF&E Reserve	$20,756	$20,756	NAP	As-Is Appraised Value:	$42,100,000
Seasonality Reserve	$485,000	$121,500	$485,000	As-Is Appraisal Valuation Date:	November 5, 2015
PIP Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.5%
Deferred Maintenance	$3,563	$0	NAP	LTV Ratio at Maturity or ARD:	56.5%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “DoubleTree Seattle Airport Southcenter Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full-service hotel located in Seattle, Washington (the “DoubleTree Seattle Airport Southcenter Property”). The DoubleTree Seattle Airport Southcenter Mortgage Loan was originated on December 29, 2015 by C-III Commercial Mortgage LLC. The DoubleTree Seattle Airport Southcenter Mortgage Loan had an original principal balance of $28,500,000, has an outstanding principal balance as of the Cut-off Date of $28,437,374 and accrues interest at an interest rate of 5.490% per annum. The DoubleTree Seattle Airport Southcenter Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The DoubleTree Seattle Airport Southcenter Mortgage Loan matures on January 1, 2026.

Following the lockout period, the borrower has the right to defease the DoubleTree Seattle Airport Southcenter Mortgage Loan in whole, but not in part, on any date before November 1, 2025. In addition, the DoubleTree Seattle Airport Southcenter Mortgage Loan is prepayable, without penalty, on or after November 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

DOUBLETREE SEATTLE AIRPORT SOUTHCENTER

Sources and Uses

Sources			Uses
Original loan amount	$28,500,000	100.0%	Loan payoff(1)	$12,181,685	42.7%
			Reserves	728,876	2.6
			Closing costs	260,894	0.9
			Return of equity	15,328,545	53.8
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	The DoubleTree Seattle Airport Southcenter Property was previously securitized in the CGCMT 2006-C4 transaction.

The Property. The DoubleTree Seattle Airport Southcenter Property is a 219-key, eight-story, full-service hotel located in Seattle, Washington, approximately 12.2 miles south of downtown Seattle and 2.3 miles east of the Seattle-Tacoma International Airport. The DoubleTree Seattle Airport Southcenter Property was designed and developed as a DoubleTree Plaza in 1980. The most recent Property Improvement Plan (“PIP”) was issued in 2013 and such PIP renovations were completed in the first half of 2015 for a total cost of approximately $6.4 million ($29,224 per key), which included: replacing the hard and soft goods throughout the entire hotel; renovating the bathrooms and vanities; upgrading the pool, gym, and sauna; upgrading the banquet and restaurant kitchen and dining facility; renovating the lobby, café, and lounge; and striping and repaving the parking lot. The DoubleTree Seattle Airport Southcenter Property amenities feature a restaurant, lounge, coffee/sandwich shop, approximately 10,451 square feet of meeting space across eight meeting rooms, an indoor swimming pool, an indoor whirlpool, a fitness room, a sauna, racquetball courts, lobby workstations, a market pantry and vending areas. The DoubleTree Seattle Airport Southcenter Property features an all-suite guestroom configuration comprised of 90 King Suites, 20 Corner King Suites, 106 Double/Double Suites, 2 Plaza Suites and 1 Presidential Suite. The DoubleTree Seattle Airport Southcenter Property features 419 surface parking spaces resulting in a parking ratio of 1.9 spaces per room. The DoubleTree Seattle Airport Southcenter Property operates under a license agreement with Hilton Worldwide, Inc., which expires on July 31, 2024.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the DoubleTree Seattle Airport Southcenter Property:

Cash Flow Analysis

	2013	2014(1)(2)	2015(2)	TTM 2/29/2016(2)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	85.5%	86.4%	82.5%	83.5%	80.0%
ADR	$118.90	$132.72	$144.57	$145.60	$145.60
RevPAR	$101.62	$114.66	$119.35	$121.63	$116.48

Room Revenue	$8,122,753	$9,162,926	$9,539,912	$9,748,958	$9,336,077	73.4%	$42,630
F&B Revenue	2,864,524	3,266,487	2,952,461	3,091,172	3,065,000	24.1	13,995
Other Revenue	178,466	249,528	331,406	322,036	322,036	2.5	1,470
Total Revenue	$11,165,743	$12,678,941	$12,823,779	$13,162,166	$12,723,113	100.0%	$58,096

Total Department Expenses	4,659,128	4,978,508	4,763,820	4,856,054	4,736,829	37.2	21,629
Gross Operating Profit	$6,506,616	$7,700,433	$8,059,959	$8,306,112	$7,986,284	62.8%	$36,467

Total Undistributed Expenses	3,560,927	3,909,819	3,874,794	3,873,226	3,963,383	31.2	18,098
Profit Before Fixed Charges	$2,945,689	$3,790,614	$4,185,164	$4,432,886	$4,022,901	31.6%	$18,369

Total Fixed Charges	427,667	438,229	478,441	483,631	494,883	3.9	2,260

Net Operating Income	$2,518,022	$3,352,385	$3,706,723	$3,949,255	$3,528,018	27.7%	$16,110
FF&E	0	0	0	0	508,925	4.0	2,324
Net Cash Flow	$2,518,022	$3,352,385	$3,706,723	$3,949,255	$3,019,093	23.7%	$13,786

NOI DSCR	1.30x	1.73x	1.91x	2.04x	1.82x
NCF DSCR	1.30x	1.73x	1.91x	2.04x	1.56x
NOI DY	8.9%	11.8%	13.0%	13.9%	12.4%
NCF DY	8.9%	11.8%	13.0%	13.9%	10.6%

(1)	Due to occupancy exceeding 85% in 2013, the sponsor increased room rates in 2014, resulting in RevPAR growth of 12.8% from 2013.
(2)	For the period from December 2014 through May 2015, the DoubleTree Seattle Airport Southcenter Property was undergoing renovations and had approximately 5,500 room nights off-line resulting in lower occupancy for this period compared to the same period in 2014. For the three-month period ending February 2016, total revenue increased by $464,123, or 19.4%, compared to the same period for the year prior.

Appraisal. As of the appraisal valuation date of November 5, 2015, the DoubleTree Seattle Airport Southcenter Property had an “as-is” appraised value of $42,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated November 17, 2015, there was no evidence of any recognized environmental conditions at the DoubleTree Seattle Airport Southcenter Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

DOUBLETREE SEATTLE AIRPORT SOUTHCENTER

Market Overview and Competition. The DoubleTree Seattle Airport Southcenter Property is located in Seattle in the Southcenter neighborhood, southeast of the intersection formed by Southcenter Parkway and Strander Boulevard. The DoubleTree Seattle Airport Southcenter Property is visible from Interstate 5 and is located near the intersection of Interstate 5 and Interstate 405. The DoubleTree Seattle Airport Southcenter Property is within 1,000 feet of the Westfield Southcenter Mall, which after undergoing a $240 million expansion from 2006 to 2010 became the largest shopping center (by square footage) in Washington and the Pacific Northwest. The mall is anchored by Nordstrom, Macy’s, JCPenney, and Sears. In addition to the mall, the DoubleTree Seattle Airport Southcenter Property is adjacent to a 64,725 square foot office building, which is home to various medical, financial and legal offices. The surrounding neighborhood along Southcenter Parkway, includes numerous strip centers, restaurants, banks, office buildings and light industrial facilities. The Seattle-Tacoma International Airport is located approximately 2.3 miles to the west of the DoubleTree Seattle Airport Southcenter Property. The Seattle-Tacoma International Airport was the 13th busiest airport in the U.S. by passenger count, which reached 42,340,537 in 2015, an increase of 12.9% from 2014. Regional demand is generated by a variety of sources and industries including aerospace and defense, healthcare, high-tech, and manufacturing. Boeing, PACCAR Inc., Alaska Airlines, Microsoft, and Starbucks all maintain a presence in the surrounding area. Boeing employs over 80,000 employees in the state of Washington with over $5.7 billion in supplier/vendor purchases in the state in 2014. Boeing maintains several office locations in the Seattle area. Microsoft’s Redmond Campus headquarters encompass over 8 million square feet of office space and 30,000-40,000 employees with additional office locations in Bellevue and Issaquah. Alaska Airlines maintains its headquarters in Seattle, as does Starbucks. The Starbucks Center, the world headquarters for Starbucks, is the largest multi-tenant building by floor space in Seattle with over 2,200,000 square feet, Starbucks occupies 1,800,000 square feet in the building. PACCAR Inc. is a Fortune 500 company and is one of the largest manufacturers of medium- and heavy-duty trucks in the world. PACCAR Inc. is headquartered in Bellevue, Washington and maintains a strong presence in Renton, Washington. The Seattle airport market (as identified by a third party hospitality research report) includes 61 hotels, encompassing 8,343 rooms, of varying scales from economy class to upper-upscale class. The DoubleTree Seattle Airport Southcenter Property is identified as upscale class by a third party hospitality research report and this subset includes 10 hotels in total encompassing 2,511 rooms.

The following table presents certain information relating to the DoubleTree by Hilton Suites Seattle Airport Southcenter Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree Seattle Airport Southcenter			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015 TTM	74.0%	$127.10	$94.07	82.0%(2)	$145.53	$119.35	110.8%	114.5%	126.9%
12/31/2014 TTM	70.6%	$118.00	$83.31	86.4%(2)	$132.72	$114.66	122.4%	112.5%	137.6%
12/31/2013 TTM	71.1%	$110.69	$78.71	85.5%	$118.90	$101.62	120.2%	107.4%	129.1%

(1)	Information obtained from a third party hospitality research report dated January 19, 2016. The competitive set includes the following hotels: Red Lion Hotel & Conference Center Seattle Renton, Residence Inn Seattle South Tukwila, Ramada Tukwila SeaTac Airport, Courtyard Seattle South Center, Larkspur Landing Renton, and Courtyard Seattle SeaTac Area.
(2)	For the period from December 2014 through May 2015, the DoubleTree Seattle Airport Southcenter Property was undergoing renovations and had a total of approximately 5,500 room nights off-line resulting in lower occupancy for this period compared to the same period in 2014.

The Borrower. The borrower is CHA Tukwila, LLC, a Delaware limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree Seattle Airport Southcenter Mortgage Loan. Ki Yong Choi is the guarantor of certain nonrecourse carveouts under the DoubleTree Seattle Airport Southcenter Mortgage Loan.

The Sponsor. The sponsor is Ki Yong Choi. Founded in 1992, Cathedral Hill Associates Inc. (“CHA”), which is wholly owned by Ki Yong Choi, focuses on hotel ownership and management. CHA had previously owned the Cathedral Hill Hotel in San Francisco and currently owns and operates three branded, full service hotels including the DoubleTree Seattle Airport Southcenter Property, a Doubletree Hotel near the Galleria Mall in Dallas, Texas, and a Holiday Inn in La Mirada, California. The sponsor purchased the DoubleTree Seattle Airport Southcenter Property in 2005.

Escrows. The loan documents provide for upfront escrows in the amount of $103,000 for real estate taxes, $116,557 for insurance premiums, $3,563 for deferred maintenance and $485,000 for a seasonality reserve. The loan documents also provide for ongoing monthly escrows of $25,750 for real estate taxes, and $12,951 for insurance premiums. The seasonality reserve, if drawn upon, will be replenished monthly from June until September in the amount of $121,250 and is capped at $485,000. The loan documents require an upfront escrow of $20,756 for the FF&E reserve with ongoing monthly escrows of $20,756. The required FF&E reserve deposits, to be adjusted each January, are equal to one-twelfth of 2.0% of the actual annual gross income from the prior year until January 1, 2017. From January 1, 2017 until December 1, 2017, the required FF&E reserve deposits are equal to one-twelfth of 3.0% of the actual annual gross income from the prior year, and from and after January 1, 2018, the required FF&E reserve deposits are equal to one-twelfth of 4.0% of the actual annual gross income from the prior year.

As additional security for the loan, the borrower is required to establish and maintain at all times a Property Improvement Plan (“PIP”) reserve. Commencing on July 1, 2022 and continuing until the earlier of: (i) June 5, 2024, or (ii) the date that the lender has determined there are sufficient funds in the PIP reserve and the FF&E reserve to pay for all replacements and/or alternations to the DoubleTree Seattle Airport Southcenter Property required by the franchisor in connection with the franchise renewal and provided that the franchise renewal has occurred, the borrower is required to fund a PIP reserve in an amount equal to 50% of the excess cash flow each month. Once the final PIP costs have been determined, if the balance then held in the PIP reserve and FF&E reserve is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

DOUBLETREE SEATTLE AIRPORT SOUTHCENTER

less than the cost of the PIP work, the borrower will have the option to: (a) allow the cash sweep to continue until the balance of the PIP reserve and FF&E reserve equals or exceeds the cost to complete all PIP work, or (b) provide satisfactory proof to the lender that the borrower has sufficient funds to pay the shortfall. Upon the balance of the PIP reserve and FF&E reserve being equal to or exceeding the determined cost of the PIP work, the cash flow sweep to those reserves will terminate.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct tenants to deposit all rents, and direct all credit card companies under merchant agreements to pay receipts, directly into such lockbox account. The loan documents also require that all cash payments received by the borrower or property manager are to be deposited into such lockbox account within one business day of receipt. During a Cash Management Period, all excess cash flow will be held in a separate account under the exclusive control of the lender.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.20x during the 12 calendar months immediately preceding the date of determination; (iii) July 1, 2022; or (iv) the franchisor’s notice of nonrenewal of the franchise agreement. A Cash Management Period will end upon: with respect to clause (i), the cure of such event of default; with respect to clause (ii), upon the debt service coverage ratio being at least 1.30x for two consecutive quarters; with respect to clause (iii), the franchise renewal occurring and either of the following has occurred (a) June 5, 2024, or (b) the lender has determined that there are sufficient funds in the PIP reserve and the FF&E reserve to pay for all PIP work; and with respect to clause (iv), the borrower entering into an approved replacement franchise agreement and the lender has determined there are sufficient funds in the PIP reserve and FF&E reserve to pay for all PIP work.

Property Management. The DoubleTree Seattle Airport Southcenter Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the DoubleTree Seattle Airport Southcenter Property provided that certain conditions are satisfied, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee complies with single purpose bankruptcy remote entity requirements and the transferee and guarantor satisfy the lender’s credit review and underwriting standards; and (iii) the lender has received confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree Seattle Airport Southcenter Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents require earthquake insurance in amount not less than $25,000,000 with a deductible of 5.0% of the total insurable value. The seismic report indicated a probable maximum loss of 19.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

No. 6 – Independence Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$27,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$26,896,773			Location:	Allen Park, MI
% of Initial Pool Balance:	3.8%			Size:	178,308 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$150.84
Borrower Name:	Outer Drive 39 Development Co., LLC			Year Built/Renovated:	2005/NAP
Sponsors:	Redico Properties LLC; Daniel L. Stern; Christopher G. Brochert			Title Vesting:	Fee
Mortgage Rate:	4.521%			Property Manager:	Self-managed
Note Date:	December 1, 2015			4th Most Recent Occupancy (As of):	94.0% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	93.0% (12/31/2012)
Maturity Date:	December 6, 2025			2nd Most Recent Occupancy (As of):	94.0% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	97.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (11/1/2015)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,630,216 (12/31/2012)
Call Protection:	L(27),D(88),O(5)			3rd Most Recent NOI (As of):	$2,584,857 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,769,151 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$2,651,508 (TTM 9/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$4,115,336
				U/W Expenses:	$1,379,410
				U/W NOI:	$2,735,926
				U/W NCF:	$2,544,725
Escrows and Reserves(1):				U/W NOI DSCR:	1.66x
				U/W NCF DSCR:	1.55x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.2%
Taxes	$214,957	$35,826	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$13,286	$3,322	NAP	As-Is Appraised Value:	$39,000,000
Replacement Reserves	$0	$2,972	NAP	As-Is Appraisal Valuation Date:	October 21, 2015
TI/LC Reserve	$0	$12,962	NAP	Cut-off Date LTV Ratio:	69.0%
Deferred Maintenance	$48,000	$0	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Independence Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Allen Park, Michigan (the “Independence Marketplace Property”). The Independence Marketplace Mortgage Loan was originated on December 1, 2015 by Ladder Capital Finance LLC. The Independence Marketplace Mortgage Loan had an original principal balance of $27,000,000, has an outstanding principal balance as of the Cut-off Date of $26,896,773 and accrues interest at a rate of 4.521% per annum. The Independence Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest through the term of the Independence Marketplace Mortgage Loan. The Independence Marketplace Mortgage Loan matures on December 6, 2025.

Following the lockout period, the borrower has the right to defease the Independence Marketplace Mortgage Loan in whole, but not in part, on any date before August 6, 2025. In addition, the Independence Marketplace Mortgage Loan is prepayable without penalty on or after August 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

INDEPENDENCE MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$27,000,000	100.0%	Loan payoff(1)	$25,617,610	94.9%
			Reserves	276,243	1.0
			Closing costs	161,628	0.6
			Return of equity	944,519	3.5
Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%
(1)	The Independence Marketplace Property was previously securitized in the GSMS 2006-GG6 transaction.

The Property. The Independence Marketplace Property is a class A anchored retail center totaling 178,308 square feet located in Allen Park, Michigan, approximately 9.0 miles southwest of downtown Detroit. Originally built in 2005 and situated on a 36.4-acre site, the Independence Marketplace Property is anchored by Jo-Ann Fabrics, Staples, and DSW and is shadow-anchored by a Lowe’s Home Improvement store (not part of the collateral). The other major tenants at the Independence Marketplace Property include Guitar Center, Petco, and Party City. Inline tenants include, among others, Subway, Starbucks and Five Guys. The Independence Marketplace Property is subject to a condominium regime. There are 16 condo units covering the land at the property, with Unit 1 (land under Lowe’s and not collateral for the Independence Marketplace Loan) comprising 44.7% of the interests and units 2 through 16 which are comprised of the Independence Marketplace Property and comprise 55.3% of the interests in the condominium regime. The Independence Marketplace Property features 860 surface parking spaces resulting in a parking ratio of 4.8 spaces per 1,000 square feet of net rentable area. As of November 1, 2015, the Independence Marketplace Property was 100.0% occupied by 27 tenants.

The following table presents certain information relating to the tenancy at the Independence Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Lowe’s	NR/A3/A-	NAV	ANCHOR OWNED – NOT PART OF THE COLLATERAL						12/5/2025

Anchor Tenant – Collateral
Jo-Ann Fabrics	NR/B3/B	35,000	19.6%	$12.00	$420,000	14.1%	NAV	NAV	1/31/2024(4)
Staples	BBB-/Baa2/BBB-	20,388	11.4%	$14.00	$285,432	9.6%	NAV	NAV	9/30/2020(5)
DSW	NR/NR/NR	20,087	11.3%	$14.00	$281,218	9.5%	NAV	NAV	9/30/2025(6)(7)
Total Anchor Tenant – Collateral		75,475	42.3%	$13.07	$986,650	33.2%

Major Tenants – Collateral
Guitar Center	NR/NR/NR	17,023	9.5%	$12.91	$219,735	7.4%	NAV	NAV	12/31/2020(8)
Petco	NR/B2/B	15,474	8.7%	$13.50	$208,899	7.0%	NAV	NAV	2/28/2023(9)
Party City	NR/B1/B	12,000	6.7%	$15.00	$180,000	6.0%	NAV	NAV	1/31/2017(10)
Total Major Tenants – Collateral		44,497	25.0%	$13.68	$608,634	20.5%

Non-Major Tenants – Collateral		58,336	32.7%	$23.66	$1,380,222	46.4%

Occupied Collateral Total		178,308	100.0%	$16.69	$2,975,506	100.0%

Vacant Space		0	0.0%

Collateral Total		178,308	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2016, totaling $25,713.

(3)	None of the tenants at the Independence Marketplace Property are required to report sales.

(4)	Jo-Ann Fabrics has two, five-year renewal options.

(5)	Staples has four, five-year renewal options.

(6)	DSW has two, five-year renewal options.

(7)	DSW has the right to terminate its lease with at least 30 days’ prior notice and paying a termination fee equal to $301,305 if the tenant’s gross sales in the trailing twelve month period ending October 2020 are less than $3.0 million.

(8)	Guitar Center has four, five-year renewal options.

(9)	Petco has three, five-year renewal options.

(10)	Party City has three, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

INDEPENDENCE MARKETPLACE

The following table presents certain information relating to the lease rollover schedule at the Independence Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	2,000	1.1%	2,000	1.1%	$58,000	1.9%	$29.00
2017	5	19,385	10.9%	21,385	12.0%	$338,986	11.4%	$17.49
2018	2	4,025	2.3%	25,410	14.3%	$101,019	3.4%	$25.10
2019	2	4,995	2.8%	30,405	17.1%	$89,235	3.0%	$17.86
2020	7	57,003	32.0%	87,408	49.0%	$900,042	30.2%	$15.79
2021	5	10,939	6.1%	98,347	55.2%	$314,308	10.6%	$28.73
2022	1	2,700	1.5%	101,047	56.7%	$62,100	2.1%	$23.00
2023	1	15,474	8.7%	116,521	65.3%	$208,899	7.0%	$13.50
2024	1	35,000	19.6%	151,521	85.0%	$420,000	14.1%	$12.00
2025	3	26,787	15.0%	178,308	100.0%	$482,918	16.2%	$18.03
2026	0	0	0.0%	178,308	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	178,308	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	178,308	100.0%	$0	0.0%	$0.00
Total/Weighted Average	28	178,308	100.0%			$2,975,506	100.00%	$16.69

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Independence Marketplace Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	11/1/2015(3)
94.0%	93.0%	94.0%	97.0%	100.0%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Independence Marketplace Property:

Cash Flow Analysis

	2012	2013	2014	TTM 9/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,922,540	$2,871,611	$2,891,066	$2,908,535	$2,975,506(1)	72.3%	$16.69
Grossed Up Vacant Space	0	0	0	0	0	0	0
Percentage Rent	0	0	0	0	0	0	0
Total Reimbursables	1,429,789	1,392,562	1,414,968	1,308,356	1,356,426	33.0	7.61
Other Income	228	326	351	1,606	0	0	0
Less Vacancy & Credit Loss	(304,663)	(255,850	(129,181)	(236,038)	(216,597)(2)	(5.3)	(1.21)
Effective Gross Income	$4,047,894	$4,008,648	$4,177,204	$3,982,460	$4,115,336	100.0%	$23.08

Total Operating Expenses	$1,417,678	$1,423,791	$1,408,053	$1,330,952	$1,379,410	33.5%	$7.74

Net Operating Income	$2,630,216	$2,584,857	$2,769,151	$2,651,508	$2,735,926	66.5%	$15.34
TI/LC	0	0	0	0	155,539	3.8	0.87
Capital Expenditures	0	0	0	0	35,662	0.9	0.20
Net Cash Flow	$2,630,216	$2,584,857	$2,769,151	$2,651,508	$2,544,725	61.8%	$14.27

NOI DSCR	1.60x	1.57x	1.68x	1.61x	1.66x
NCF DSCR	1.60x	1.57x	1.68x	1.61x	1.55x
NOI DY	9.8%	9.6%	10.3%	9.9%	10.2%
NCF DY	9.8%	9.6%	10.3%	9.9%	9.5%

(1)	U/W Base Rent includes contractual rent steps through November 2016, totaling $25,713.

(2)	The underwritten economic vacancy is 5.0%. The Independence Marketplace Property was 100.0% physically occupied as of November 1, 2015.

Appraisal. As of the appraisal valuation date of October 21, 2015, the Independence Marketplace Property had an “as-is” appraised value of $39,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

INDEPENDENCE MARKETPLACE

Environmental Matters. According to the Phase I environmental assessment dated November 6, 2015 and additional due diligence previously performed at the Independence Marketplace Property, arsenic and chloride concentrations were found at the Independence Marketplace Property above the then current Michigan Department of Environmental Quality (“MDEQ”) criteria. As such, the existing conditions at the Independence Marketplace Property constitute a recognized environmental condition. A baseline environmental assessment for the Independence Marketplace Place was affirmed by MDEQ in 2004 and accordingly, Michigan law provides full liability protection to the owner of the property for such existing contamination so long as the owner exercises due care responsibilities such as reducing exposure and preventing exacerbation of the contamination. The Independence Marketplace Loan documents require that the Independence Marketplace Borrower prepare and follow a due care plan regarding the contamination.

Market Overview and Competition. The Independence Marketplace Property is located Allen Park, Michigan, approximately 9.0 miles southwest of the Detroit central business district (“CBD”). The Independence Marketplace Property has primary access from the Interstate 94 Freeway, Southfield Highway, Outer Drive, and Oakwood Boulevard. Approximately 34,371 cars travel daily past the Independence Marketplace Property along Outer Drive and approximately 92,562 cars travel daily past the Independence Marketplace Property along Southfield Freeway. Further, the Independence Marketplace Property is located 10.0 miles east of the Detroit Metropolitan Wayne County Airport and benefits from demand generators such as Ford Motor Company, Fairlane Town Center, Wayne State University and its proximity to the Detroit CBD.

The estimated 2015 population within a three- and five-mile radius of the Independence Marketplace Property was 105,108 and 316,194, respectively, while the median household income within the same three- and five-mile radii was $46,559 and $40,972, respectively. According to the appraisal, the Independence Marketplace Property is located in the South Detroit/Downriver retail submarket. The South Detroit/Downriver retail submarket contained a total inventory of 2.8 million square feet of retail space with a vacancy rate of 20.9% as of year-end 2015, which is down from 22.0% as of year-end 2010. The appraiser concluded to a blended market rent of $17.18 per square foot triple net, approximately 3.9% above the Independence Marketplace Property’s weighted average underwritten base rent of $16.54 per square foot triple net.

The following table presents certain information relating to some comparable retail properties for the Independence Marketplace Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Woodhaven Commons Woodhaven, MI	1996/NAP	Kroger, Target	113,000	97%	11.5 miles	Lane Bryant	March 2014 / 10 Yrs	5,000	$18.00	NNN
Canton Corners Shopping Canton, MI	1988/NAP	Hobby Lobby, Buy Buy Baby	195,528	92%	16.3 miles	Yogurt City	May 2013 / 5.1 Yrs	2,001	$18.00	NNN
Canton Corners Shopping Canton, MI	1988/NAP	Hobby Lobby, Buy Buy Baby	195,528	92%	16.3 miles	Genova Pizzeria	July 2013 / 5.5 Yrs	1,524	$18.33	NNN
Oakland Plaza Troy, MI	1979/NAP	TJ Maxx, Michael’s	171,511	100%	21.4 miles	Michael’s	January 2014 / 11 Yrs	21,677	$12.00	NNN

(1)	Information obtained from the appraisal, third party market research reports and underwritten rent roll.

The Borrower. The borrower is Outer Drive 39 Development Co., LLC, a Michigan limited liability company and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Independence Marketplace Mortgage Loan. Redico Properties LLC, Daniel L. Stern and Christopher G. Brochert are the guarantors of certain nonrecourse carveouts under the Independence Marketplace Mortgage Loan.

The Sponsors. The sponsors are Redico Properties LLC (“Redico”), Daniel L. Stern and Christopher G. Brochert. Redico is a national real estate development, investment, construction and property management company that was founded nearly 40 years ago. Redico currently has invested in 24 mixed-use and office properties in Michigan. Redico currently has a portfolio valued in excess of $2.0 billion, encompassing over 16.0 million square feet of space nationally. Daniel L. Stern and Christopher G. Brochert are partners of Lormax Stern. Since 1992 Lormax Stern has developed over 20.0 million square feet of retail space.

The sponsors were involved in three foreclosed loans, two deeds in lieu of foreclosure and one loan modification for loans which they were sponsors. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. Additionally the sponsors are minority partners in a partnership which is subject to litigation. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $214,957 for real estate taxes, $13,286 for insurance premiums and $48,000 for deferred maintenance. The loan documents also require ongoing monthly reserves in an amount equal to $35,826 for real estate taxes, $3,322 for insurance premiums, $2,972 for replacement reserves and $12,962 for tenant improvements and leasing commissions. Upon the occurrence of an event of default, ongoing monthly deposits are required in an amount equal to 1/12th of the declaration fees, or common charges, that the lender estimates to the payable during the ensuing 12 months.

Lockbox and Cash Management. The Independence Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct tenants to pay their rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager must be deposited into the lockbox account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

INDEPENDENCE MARKETPLACE

within three business days of receipt. During a Sweep Event (as defined below), excess cash flow will be swept to a lender controlled account and held as additional security for the Independence Marketplace Mortgage Loan.

A “Sweep Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.15x for two consecutive calendar quarters; or (iii) the date which is six months prior to any expiration of the Lowe’s lease. A Sweep Event will expire with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon (1) the Lowe’s lease being extended for a term of at least five years or (2) a replacement tenant leasing unit one of the condominium pursuant to a lease for a term of at least five years.

Property Management. The Independence Marketplace Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Independence Marketplace Property, provided that certain conditions are satisfied, including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Independence Marketplace Property. The loan documents also require business interruption insurance covering no less than the 12 month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

No. 7 – Brier Creek Corporate Center I & II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$23,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,919,344			Location:	Raleigh, NC
% of Initial Pool Balance:	3.2%			Size:	180,955 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$126.66
Borrower Name:	Brier Creek 1 & 2, LLC			Year Built/Renovated:	2005/NAP
Sponsor:	Riprand Count Arco			Title Vesting:	Fee
Mortgage Rate:	4.960%			Property Manager:	Self-managed
Note Date:	November 17, 2015			4th Most Recent Occupancy (As of):	91.1% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	December 11, 2025			2nd Most Recent Occupancy (As of):	99.5% (12/31/2013)
IO Period:	None			Most Recent Occupancy (As of):	97.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	94.0% (1112/2015)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,890,651 (12/31/2012)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$2,407,139 (12/31/2013)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,757,642 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of):	$2,658,146 (12/31/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$3,617,568
				U/W Expenses:	$1,405,159
				U/W NOI:	$2,212,410
				U/W NCF:	$1,995,340
Escrows and Reserves(1):				U/W NOI DSCR:	1.50x
				U/W NCF DSCR:	1.35x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.7%
Taxes	$0	$28,318	NAP	U/W NCF Debt Yield:	8.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$31,425,000
Replacement Reserves	$0	$3,016	NAP	As-Is Appraisal Valuation Date:	October 15, 2015
TI/LC Reserve	$0	$22,619	NAP	Cut-off Date LTV Ratio:	72.9%
UCB/Stock Building Reserve	$600,000	$22,619	$225,000	LTV Ratio at Maturity or ARD:	60.1%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Brier Creek Corporate Center I & II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent office buildings located in Raleigh, North Carolina (the “Brier Creek Corporate Center I & II Property”). The Brier Creek Corporate Center I & II Mortgage Loan was originated on November 17, 2015 by Wells Fargo Bank, National Association. The Brier Creek Corporate Center I & II Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,919,344 and accrues interest at an interest rate of 4.960% per annum. The Brier Creek Corporate Center I & II Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Brier Creek Corporate Center I & II Mortgage Loan. The Brier Creek Corporate Center I & II Mortgage Loan matures on December 11, 2025.

Following the lockout period, the borrower has the right to defease the Brier Creek Corporate Center I & II Mortgage Loan in whole, but not in part, on any date before September 11, 2025. In addition, the Brier Creek Corporate Center I & II Mortgage Loan is prepayable without penalty on or after September 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

BRIER CREEK CORPORATE CENTER I & II

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff	$16,669,142	72.5%
			Reserves	600,000	2.6
			Closing costs	579,847	2.5
			Return of equity	5,151,011	22.4
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The Property. The Brier Creek Corporate Center I & II Property is comprised of two, four-story, class A office buildings totaling 180,955 square feet located in Raleigh, North Carolina, approximately 13.7 miles northwest of the Raleigh central business district. Built in 2005, the Brier Creek Corporate Center I & II Property is situated on a 15.2-acre parcel. The Brier Creek I building is comprised of 90,488 square feet and is 100.0% occupied by UCB Biosciences, Inc. (“UCB”), a biopharmaceutical company that focuses on the discovery and development of medicines and solutions for people living with severe immune system or central nervous system diseases. Founded in 1928 and headquartered in Brussels, Belgium, UCB has operations in approximately 40 countries with more than 8,500 employees and generated revenue of approximately €3.9 billion in 2015. The Brier Creek II building is comprised of 90,467 square feet and the largest tenant is Stock Building Supply (“Stock Building”), which represents 49.8% of the net rentable area of the Brier Creek II building and 24.9% of the net rentable area of the Brier Creek Corporate Center I & II Property. Stock Building, which is headquartered at the Brier Creek II building, a provider of diversified building products and services to professional builders and contractors in the residential housing market.

UCB and Stock Building have both been in occupancy at the Brier Creek Corporate Center I & II Property since 2005. Additionally, the Brier Creek Corporate Center I & II Property has averaged 95.7% occupancy since 2005. The Brier Creek Corporate Center I & II Property features 608 surface parking spaces resulting in a parking ratio of 3.4 spaces per 1,000 square feet of net rentable area. As of November 12, 2015, the Brier Creek Corporate Center I & II Property was 84.3% physically occupied and 94.0% leased to six tenants.

The following table presents certain information relating to the tenancy at the Brier Creek Corporate Center I & II Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
UCB	NR/NR/NR	90,488	50.0%	$20.27	$1,834,192	52.0%	12/31/2020
Stock Building	NR/NR/NR	45,009	24.9%	$21.01	$945,752	26.8%	5/31/2020(2)
Domtar, Inc.(3)	NR/Baa3/BBB-	17,562	9.7%	$22.00	$386,364	11.0%	3/31/2026
OnRamp Access	NR/NR/NR	11,979	6.6%	$21.31	$255,251	7.2%	1/31/2020
SafeGuard	NR/NR/NR	2,924	1.6%	$21.00	$61,404	1.7%	4/30/2017
Total Major Tenants		167,962	92.8%	$20.74	$3,482,963	98.8%

Non-Major Tenants		2,198	1.2%	$19.96	$43,873	1.2%

Occupied Collateral Total		170,160	94.0%	$20.73	$3,526,836	100.0%

Vacant Space		10,795	6.0%

Collateral Total		180,955	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Stock Building has one, 5-year lease extension option.

(3)	Domtar, Inc. recently executed a lease and is expected to take occupancy and commence rental payments on April 1, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

BRIER CREEK CORPORATE CENTER I & II

The following table presents certain information relating to the lease rollover schedule at the Brier Creek Corporate Center I & II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	2,198	1.2%	2,198	1.2%	$43,874	1.2%	$19.96
2017	1	2,924	1.6%	5,122	2.8%	$61,404	1.7%	$21.00
2018	0	0	0.0%	5,122	2.8%	$0	0.0%	$0.00
2019	0	0	0.0%	5,122	2.8%	$0	0.0%	$0.00
2020	3	147,476	81.5%	152,598	84.3%	$3,035,194	86.1%	$20.58
2021	0	0	0.0%	152,598	84.3%	$0	0.0%	$0.00
2022	0	0	0.0%	152,598	84.3%	$0	0.0%	$0.00
2023	0	0	0.0%	152,598	84.3%	$0	0.0%	$0.00
2024	0	0	0.0%	152,598	84.3%	$0	0.0%	$0.00
2025	0	0	0.0%	152,598	84.3%	$0	0.0%	$0.00
2026	1	17,562	9.7%	170,160	94.0%	$386,364	11.0%	$22.00
Thereafter	0	0	0.0%	170,160	94.0%	$0	0.0%	$0.00
Vacant	0	10,795	6.0%	180,955	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	180,955	100.0%			$3,526,836	100.0%	$20.73

(1)	Information obtained from the underwritten rent roll.

(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Brier Creek Corporate Center I & II Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	11/12/2015(2)
91.1%	100.0%	99.5%	97.0%	94.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll. As of September 30, 2015, the Brier Creek Corporate Center I & II Property was 84.3% physically occupied and 94.0% leased.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Brier Creek Corporate Center I & II Property:

Cash Flow Analysis

	2012	2013	2014	2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,798,255	$3,371,361	$3,409,415	$3,225,986	$3,526,836	97.5%	$19.49
Grossed Up Vacant Space	0	0	0	0	248,285	6.9	1.37
Total Reimbursables	402,785	383,316	460,092	377,669	182,442	5.0	1.01
Other Income	20	2,838	340,554(1)	615,000(1)	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(339,995)(2)	(9.4)	(1.88)
Effective Gross Income	$4,201,060	$3,757,515	$4,210,061	$4,218,655	$3,617,568	100.0%	$19.99

Total Operating Expenses	$1,310,409	$1,350,376	$1,452,419	$1,560,509	$1,405,159	38.8%	$7.77

Net Operating Income	$2,890,651	$2,407,139	$2,757,642	$2,658,146	$2,212,410	61.2%	$12.23
TI/LC	0	0	0	0	180,878	5.0	1.00
Capital Expenditures	0	0	0	0	36,191	1.0	0.20
Net Cash Flow	$2,890,651	$2,407,139	$2,757,642	$2,658,146	$1,995,340	55.2%	$11.03

NOI DSCR	1.96x	1.63x	1.87x	1.80x	1.50x
NCF DSCR	1.96x	1.63x	1.87x	1.80x	1.35x
NOI DY	12.6%	10.5%	12.0%	11.6%	9.7%
NCF DY	12.6%	10.5%	12.0%	11.6%	8.7%

(1)	2014 and 2015 Other Income represents one time tenant termination fees.

(2)	The underwritten economic vacancy is 9.0%. The Brier Creek Corporate Center I & II Property was 84.3% physically occupied and 94.0% leased as of November 12, 2015.

Appraisal. As of the appraisal valuation date of October 15, 2015, the Brier Creek Corporate Center I & II Property had an “as-is” appraised value of $31,425,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

BRIER CREEK CORPORATE CENTER I & II

Environmental Matters. According to the Phase I environmental report dated October 19, 2015, there was no evidence of any recognized environmental conditions at the Brier Creek Corporate Center I & II Property.

Market Overview and Competition. The Brier Creek Corporate Center I & II Property is located in Raleigh, North Carolina, approximately 13.7 miles northwest of the Raleigh central business district. Access to the neighborhood is provided by Interstate 540 and US Highway 70, which intersect approximately 1.0 mile northeast of the Brier Creek Corporate Center I & II Property. Additionally, the Raleigh-Durham International Airport is located approximately 2.0 miles south of the Brier Creek Corporate Center I & II Property. According to the appraisal, the city of Raleigh has a strong outlook with low business costs and a highly skilled workforce expected to attract outside investment. The Brier Creek Corporate Center I & II Property benefits from its proximity to multiple neighborhood amenities including the 18-hole Arnold Palmer-designed golf course at Brier Creek Country Club (approximately 1.8 miles west of the Brier Creek Corporate Center I & II Property) and Brier Creek Commons, a power center anchored by Dick’s Sporting Goods, BJ’s, Petsmart, TJ Maxx and Home Goods. According to the appraisal, the success of the neighborhood, in which the Brier Creek Corporate Center I & II Property is located, is largely attributed to its central location in the middle of the Raleigh-Durham-Chapel Hill triangle and the Research Triangle Park being conveniently located approximately 6.3 miles west thereof. The estimated 2015 population within a one-, three- and five-mile radius of the Brier Creek Corporate Center I & II Property was 5,193, 34,566 and 77,984, respectively, and the estimated 2015 average household income within the same radii was $99,155, $98,093 and $96,514, respectively.

According to the appraisal, one of the primary growth centers for Raleigh-Durham is the Research Triangle Park, which houses companies predominately related to the telecommunications, biotech, environmental and life sciences fields. The Brier Creek Corporate Center I & II Property and its life science tenant UCB benefit from its proximity to the Research Triangle Park. The Raleigh-Durham market also features three major research universities: Duke, University of North Carolina Chapel Hill and North Carolina State. According to a third party market research report, the Brier Creek Corporate Center I & II Property is located in the Raleigh/Durham office market which, as of fourth quarter of 2015, was comprised of 4,684 buildings totaling 95.6 million square feet and reported a vacancy rate of 8.0% and average asking rent of $20.18 per square foot gross. The Brier Creek Corporate Center I & II Property is located within the Glenwood/Creemoor office submarket which was comprised of 214 buildings totaling 4.0 million square feet and reported a vacancy rate of 5.7% and average asking rent of $19.09 per square foot gross as of the fourth quarter of 2015.

The following table presents certain information relating to comparable office leases for the Brier Creek Corporate Center I & II Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Brier Creek Corporate Center IV Raleigh, NC	2006/NAP	5	127,522	97%	0.1 miles	Qualcomm Expansion	April 2015 / 5.0 Yrs	17,449	$20.69	FSG
Brier Creek Corporate Center VI	2008/NAP	5	123,350	100%	0.4 miles	Intense Healthcare	December 2012 / 8.0 Yrs	7,654	$20.85	FSG
Perimeter Park I-IV Morrisville, NC	2012/NAP	NAV	847,986	86%	7.2 miles	APPTIO, Inc.	September 2014 / 5.3 Yrs	14,825	$23.55	FSG
Key Stone Office Park Durham, NC	1999/2001	3	285,627	83%	6.6 miles	Epizyme	June 2915 / 2.2 Yrs	3,892	$24.50	FSG
Concourse Lakeside I Morrisville, NC	1998/NAP	3	76,878	100%	6.0 miles	SynteractHCR	April 2015 / 1.1 Yrs	4,444	$21.45	FSG
Concourse Lakeside II Morrisville, NC	2000/NAP	3	77,3203	84%	6.1 miles	The Professional Alternat	September 2015 / 3.1 Yrs	2,383	$20.75	FSG
Nottingham Hall Durham, NC	2001/NAP	4	105,297	75%	5.5 miles	Viamet Pharmaceuticals	October 2015 / 5.3 Yrs	6,787	$23.00	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Brier Creek 1 & 2, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brier Creek Corporate Center I & II Mortgage Loan. Riprand Count Arco is the guarantor of certain nonrecourse carveouts under the Brier Creek Corporate Center I & II Mortgage Loan.

The Sponsor. The sponsor, Riprand Count Arco, is the founder of American Asset Corporation (“AAC”), a diversified real estate company with core capabilities including strategic planning, construction management, leasing and brokerage services and asset and property management. Founded in 1986, AAC’s diverse real estate portfolio has expended to include approximately 4.5 million square feet of retail, office and industrial space valued at approximately $700.0 million. Ten affiliates of the sponsor filed bankruptcy in 2012 and various sponsor affiliates have been involved in prior foreclosures, discounted payoffs or loan workouts. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

BRIER CREEK CORPORATE CENTER I & II

“Description of the Mortgage Pool – Loan Purposes; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide ongoing monthly reserves of $28,318 for real estate taxes and $3,016 for replacement reserves. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Brier Creek Corporate Center I & II Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

The loan documents provide for an upfront reserve in the amount of $600,000 for the leasing expenses related to UCB ($450,000) and Stock Building ($150,000). Ongoing monthly escrows of $22,619 for leasing expenses are also required with the initial $225,000 of such monthly deposits into the leasing reserve only available for leasing expenses related to UCB ($150,000) and Stock Building ($75,000); additional monthly escrows deposited beyond the $225,000 level are available for any tenant. Following the payment date occurring in February 2020 and upon the occurrence of a Leasing Reserve Cap Event (as defined below), the ongoing monthly deposits for leasing reserves will be $15,080 and may be used for any tenant and the leasing reserve will be capped at $540,000.

A “Leasing Reserve Cap Event” will occur when the lender receives satisfactory evidence that at least 90% of the UCB and Stock Building spaces have been either renewed with the applicable tenant or leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory renewal or new lease with a term of at least five years at a rental rate acceptable to the lender, that the applicable tenant or replacement tenant is in occupancy, open for business, paying full unabated rent and all tenant improvement costs and leasing commissions have been paid.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the Brier Creek Corporate Center I & II Property will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon (i) a Major Tenant Event Period (as defined below) or (ii) the earlier of (a) the occurrence and continuance of an event of default or (b) the net cash flow debt yield being less than 7.0% at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the end of a Major Tenant Event Period; with respect to clause (ii)(a), upon the cure of such event of default; with respect to clause (ii)(b), upon the net cash flow debt yield being at least 7.25% for two consecutive calendar quarters or at least 7.0% for three consecutive calendar quarters.

A “Major Tenant Event Period” will commence upon the earlier of UCB or Stock Building (i) failing to renew or extend its lease for the entirety of its space on or prior to the date that is the earlier of 12 months prior to lease expiration or the deadline outlined in the lease, on terms and conditions acceptable to the lender including a term of no less than five years at a rental rate acceptable to lender; (ii) failing to continuously occupy its entire space or be open for business or giving notice of its intent to commence either of the foregoing; (iii) filing bankruptcy or similar insolvency proceeding; or (iv) terminating or canceling its lease (or the lease otherwise failing to be in full force and effect) or giving notice of its intent to do so. A Major Tenant Event Period will end, with respect to clause (i), upon the lender receiving satisfactory evidence that the applicable tenant has extended the term of its lease for at least five years for the entirety of its space and is paying full unabated rent acceptable to the lender; with respect to clause (ii), upon the applicable tenant resuming normal business operations in the entirety of its space and is open for two consecutive calendar quarters; with respect to clause (iii), upon the bankruptcy or insolvency proceeding being terminated and the applicable tenant’s lease being affirmed; with respect to clause (iv), upon the applicable tenant’s lease being in full force and effect for two consecutive calendar quarters; and with respect clauses (i), (ii), (iii) and (iv), upon the lender receiving satisfactory evidence that at least 95.0% of the applicable tenant space has been leased to one or more satisfactory replacement tenants on leases acceptable to the lender, the replacement tenant is open for business and is paying full unabated rent.

Property Management. The Brier Creek Corporate Center I & II Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Brier Creek Corporate Center I & II Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by lender, a rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit the pledge of indirect ownership interests in the borrower, provided that related debt facility is secured by a pledge of substantially all assets of the pledger and repayment of the debt facility is not tied specifically to the cash flow from the Brier Creek Corporate Center I & II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

BRIER CREEK CORPORATE CENTER I & II

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brier Creek Corporate Center I & II Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

No. 8 – Atlantic Mini Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$20,980,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$20,980,000			Location:	Various – See Table
% of Initial Pool Balance:	2.9%			Size:	292,460 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$71.74
Borrower Names(1):	Various			Year Built/Renovated:	Various - See Table
Sponsors:	Robert Moser; Robert Morgan			Title Vesting:	Fee
Mortgage Rate:	5.000%			Property Manager:	Self-managed
Note Date:	January 19, 2016			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	February 6, 2026			2nd Most Recent Occupancy (As of)(4):	74.7% (12/31/2013)
IO Period:	36 months			Most Recent Occupancy (As of)(4):	84.7% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of) (4):	90.6% (1/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of) (5):	$1,371,015 (12/31/2012)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$1,467,379 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(5):	$1,722,936 (12/31/2014)
Lockbox Type:	Springing			Most Recent NOI (As of)(5):	$2,025,842 (12/31/2015)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine			U/W Revenues:	$2,777,248
				U/W Expenses:	$748,765
				U/W NOI:	$2,028,483
				U/W NCF:	$1,988,278
				U/W NOI DSCR:	1.50x
Escrows and Reserves(3):				U/W NCF DSCR:	1.47x
				U/W NOI Debt Yield:	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	9.5%
Taxes	$62,009	$18,657	NAP	As-Is Appraised Value(6):	$30,290,000
Insurance	$22,619	$2,464	NAP	As-Is Appraisal Valuation Date:	December 18, 2015
Replacement Reserves	$0	$3,350	NAP	Cut-off Date LTV Ratio(6):	69.3%
Environmental Reserve	$10,000	$0	NAP	LTV Ratio at Maturity or ARD(6):	61.3%

(1)	See “The Borrowers” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Atlantic Mini Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four self storage properties located in New Hampshire and Maine (the “Atlantic Mini Self Storage Portfolio Properties”). The Atlantic Mini Self Storage Portfolio Mortgage Loan was originated on January 19, 2016 by Rialto Mortgage Finance, LLC. The Atlantic Mini Self Storage Portfolio Mortgage Loan had an original principal balance of $20,980,000, has an outstanding principal balance as of the Cut-off Date of $20,980,000 and accrues interest at an interest rate of 5.000% per annum. The Atlantic Mini Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Atlantic Mini Self Storage Portfolio Mortgage Loan matures on February 6, 2026.

Following the lockout period, the borrowers have the right to defease the Atlantic Mini Self Storage Portfolio Mortgage Loan in whole or in part (see “Partial Release” section), on any date before November 6, 2025. In addition, the Atlantic Mini Self Storage Portfolio Loan is prepayable without penalty on or after November 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

ATLANTIC MINI SELF STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$20,980,000	76.1%	Purchase price	$26,724,000	97.0%
Sponsor’s new cash contribution	6,578,365	23.9	Closing costs	739,737	2.7
			Reserves	94,628	0.3
Total Sources	$27,558,365	100.0%	Total Uses	$27,558,365	100.0%

The Properties. The Atlantic Mini Self Storage Portfolio Properties comprise four self storage properties totaling 292,460 square feet with three properties located in Maine and one property located in New Hampshire. The Atlantic Mini Self Storage Portfolio Properties contain a mix of 263 climate controlled units (15.5% net rentable square feet; 14.4% of units) and 1,562 non-climate controlled units (84.5% of net rentable square feet; 85.6% of units). The Atlantic Mini Self Storage Portfolio Properties also include 145 RV/outdoor parking spaces and seven apartment units. As of the January 1, 2016, the Atlantic Mini Self Storage Portfolio Properties were 90.6% occupied.

The following table presents certain information relating to the unit mix of the Atlantic Mini Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value(1)	Allocated Cut-off Date LTV(1)
Somersworth – Somersworth, NH	$6,550,000	31.2%	97.5%	2001/NAP	100,450	$8,760,000	74.8%
York – York, ME	$5,350,000	25.5%	99.5%	1996/NAP	59,110	$7,150,000	74.8%
Arundel – Arundel, ME	$4,700,000	22.4%	96.3%	2001/2013	58,900	$6,300,000	74.6%
Berwick – Berwick, ME	$4,380,000	20.9%	69.4%	2013/NAP	74,000	$5,870,000	74.6%
Total/Weighted Average	$20,980,000	100.0%	90.6%		292,460	$30,290,000	69.3%
(1)	The Total Appraised Value and Weighted Average Allocated Cut-off Date LTV represents the portfolio “as-is” appraised value. As of the appraisal valuation dates of December 18, 2015, the aggregate “as-is” appraised value of the Atlantic Mini Self Storage Portfolio Properties is $28,080,000 which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.7% and 66.1%, respectively.

The following table presents historical occupancy percentages at the Atlantic Mini Self Storage Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(2) (3)	12/31/2014(2)	1/1/2016(4)
NAV	NAV	74.7%	84.7%	90.6%
(1)	The Berwick property was constructed and brought online in phases in July 2013 (38,600 square feet), July 2014 (23,000 square feet) and July 2015 (12,400 square feet). As such, occupancy for 2011 and 2012 is not available for the Atlantic Mini Self Storage Portfolio Properties.
(2)	Information obtained from the borrowers.
(3)	Occupancy was calculated using occupancies as of December 31, 2013 for the Somersworth, York and Arundel properties and as of January 31, 2014 for the Berwick property.
(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

ATLANTIC MINI SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Atlantic Mini Self Storage Portfolio Properties:

Cash Flow Analysis

	2012	2013(1)	2014(1)	2015(1)	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,713,541	$1,849,137	$2,192,313	$2,503,779	$2,689,848		96.9%	$9.20
Grossed Up Vacant Space	0	0	0	0	307,512		11.1	1.05
Concessions	(54,786)	(59,277)	(76,527)	(92,199)	(85,528)		(3.1)	(0.29)
Other Income(2)	129,506	140,239	181,481	219,233	219,233		7.9	0.75
Less Vacancy & Credit Loss	0	0	0	0	(353,817)	(3)	(12.7)	(1.21)
Effective Gross Income	$1,788,261	$1,930,099	$2,297,267	$2,630,813	$2,777,248		100.0%	$9.50

Total Operating Expenses	$414,685	$462,719	$574,330	$604,971	$748,765		27.0%	$2.56

Net Operating Income	$1,373,576	$1,467,379	$1,722,936	$2,025,842	$2,028,483		73.0%	$6.94
Capital Expenditures	0	0	0	0	40,204		1.4	0.14
Net Cash Flow	$1,373,576	$1,467,379	$1,722,936	$2,025,842	$1,988,278		71.6%	$6.80

NOI DSCR	1.02x	1.09x	1.27x	1.50x	1.50x
NCF DSCR	1.02x	1.09x	1.27x	1.50x	1.47x
NOI DY	6.5%	7.0%	8.2%	9.7%	9.7%
NCF DY	6.5%	7.0%	8.2%	9.7%	9.5%
(1)	The Berwick property (20.9% of the Portfolio Cut-off Date Principal Balance was constructed and brought online in phases in July 2013 (38,600 square feet), July 2014 (23,000 square feet) and July 2015 (12,400 square feet), which resulted in continual increasing revenues from 2013 through 2015.
(2)	Other Income includes truck rental fees, insurance revenue, retail sales, late fees, and administrative fees.
(3)	The underwritten economic vacancy is 14.7%. The Atlantic Mini Self Storage Portfolio Properties were 90.6% physically occupied as of January 1, 2016.

Appraisal. As of the appraisal valuation date of December 18, 2015, the Atlantic Mini Self Storage Portfolio Properties had a portfolio “as-is” appraised value of $30,290,000. As of December 18, 2015, the Atlantic Mini Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $28,080,000.

Environmental Matters. According to Phase I environmental assessments dated December 31, 2015, there was no evidence of any recognized environmental conditions at the Atlantic Mini Self Storage Portfolio Properties.

The Borrowers. The borrowers are Prime Storage Arundel, LLC; Prime Storage Berwick, LLC; Prime Storage York, LLC; Prime Storage Somersworth, LLC, four individual single purpose Delaware limited liability companies, each with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Atlantic Mini Self Storage Portfolio Mortgage Loan. Robert Morgan and Robert Moser are the guarantors of certain non-recourse carveouts under the Atlantic Mini Self Storage Portfolio Mortgage Loan.

The Sponsors. The sponsors are Robert Moser and Robert Morgan, who together have developed, acquired and currently manage a portfolio of institutional-grade commercial real estate assets. Together, they own and manage over $460.0 million of self storage properties, including over 4.6 million rentable square feet of self storage facilities in markets throughout the eastern and central United States. The sponsors are also the sponsors of the borrowers under the mortgage loans identified on Annex A-1 as Sentry Self-Storage Portfolio and Space Place – Columbia. The sponsors were party to prior foreclosure litigation. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $62,009 for real estate taxes, $22,619 for insurance premiums and $10,000 for an environmental escrow. The loan documents require ongoing monthly deposits of $18,657 for real estate taxes, $2,464 for insurance premiums and $3,350 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the borrowers will be required to establish a lender-controlled lockbox account and direct each credit card company with which the borrowers have entered into merchant agreements to deliver all receipts payable with respect to the Atlantic Mini Self Storage Portfolio Properties directly into such lockbox account. Additionally, all revenues received by the borrowers or the property manager relating to the Atlantic Mini Self Storage Portfolio Properties will be deposited into the lockbox account within two business days of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrowers.

A “Cash Management Trigger Event” will commence upon the occurrence of the earlier of (i) an event of default; (ii) any bankruptcy action of the borrowers, guarantors or manager; or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrowers or guarantors and 120 days for the manager, among other conditions or, with respect to a bankruptcy action of the manager, the borrowers replacing the manager with a qualified manager acceptable to the lender; and with respect to clause (iii), the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination being greater than 1.25x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

ATLANTIC MINI SELF STORAGE PORTFOLIO

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.20x.

A “Cash Sweep Event” means (i) an event of default; (ii) any bankruptcy action of the borrowers, guarantors or manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed, within 30 days for the borrowers or guarantors and 120 days for the manager, among other conditions or, with respect to a bankruptcy action of the manger, the borrowers replacing the manager with a qualified manager acceptable to the lender; and with respect to clause (iii), the amortizing debt service coverage ratio based upon the trailing twelve month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.15x.

Property Management. The Atlantic Mini Self Storage Portfolio Properties are managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Atlantic Mini Self Storage Portfolio Properties, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, rating agency confirmation from each of DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. Following the second anniversary of the issuance of the Series 2016-C33 Certificates and prior to November 6, 2025, the borrowers are permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) partial defeasance of 115.0% of the released property’s original allocated loan balance; (iii) the amortizing debt service coverage ratio (based upon the trailing 12-month period immediately preceding the date of such determination) with respect to the remaining properties will be no less than the greater of (a) 1.47x and (b) the amortizing debt service coverage ratio immediately prior to the release; and (iv) the loan to value ratio with respect to the remaining properties will be no greater than the lesser of (a) 70.0%, and (b) the loan to value ratio immediately prior to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing subject to the satisfaction of certain conditions including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan to value ratio is not greater than 70.0%; (iii) the combined amortizing debt service coverage ratio is not less than 1.47x; and (iv) receipt of rating agency confirmations from each of DBRS, Fitch and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Atlantic Mini Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Atlantic Mini Self Storage Portfolio Properties during the loan term. At the time of closing, the Atlantic Mini Self Storage Portfolio Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 9 – Parkview at Spring Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$17,750,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$17,750,000			Location:	Silver Spring, MD
% of Initial Pool Balance:	2.5%			Size:	100,895 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$175.93
Borrower Name:	1300 Spring Street, LLC			Year Built/Renovated:	1988/2014
Sponsor:	SAB Family Limited Partnership			Title Vesting:	Fee
Mortgage Rate:	4.860%			Property Manager:	Self-managed
Note Date:	January 11, 2016			4th Most Recent Occupancy (As of):	90.5% (12/31/2011)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.5% (12/31/2012)
Maturity Date:	January 11, 2026			2nd Most Recent Occupancy (As of)(2):	86.6% (12/31/2013)
IO Period:	24 months			Most Recent Occupancy (As of)(2):	94.7% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of):	98.3% (12/4/2015)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,541,149 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$1,553,164 (12/31/2013)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$1,452,924 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,274,981 (TTM 11/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$3,009,019
				U/W Expenses:	$1,354,620
Escrows and Reserves(1):				U/W NOI(3):	$1,654,399
				U/W NCF:	$1,420,536
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.47x
Taxes	$108,984	$18,164	NAP	U/W NCF DSCR:	1.26x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	9.3%
Replacement Reserves	$0	$1,682	NAP	U/W NCF Debt Yield:	8.0%
TI/LC Reserve	$250,000	$10,000	$500,000	As-Is Appraised Value:	$27,300,000
Tenant Specific TI/LC Reserve	$62,748	$0	NAP	As-Is Appraisal Valuation Date:	December 14, 2015
Rent Concession Reserve	$25,899	$0	NAP	Cut-off Date LTV Ratio:	65.0%
Torti Gallas Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	56.1%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Parkview at Spring Street Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an office building located in Silver Spring, Maryland (the “Parkview at Spring Street Property”). The Parkview at Spring Street Mortgage Loan was originated on January 11, 2016 by Wells Fargo Bank, National Association. The Parkview at Spring Street Mortgage Loan had an original principal balance of $17,750,000, has an outstanding principal balance as of the Cut-off Date of $17,750,000 and accrues interest at an interest rate of 4.860% per annum. The Parkview at Spring Street Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Parkview at Spring Street Mortgage Loan matures on January 11, 2026.

Following the lockout period, the borrower has the right to defease the Parkview at Spring Street Mortgage Loan in whole, but not in part, on any date before October 11, 2025. In addition, the Parkview at Spring Street Mortgage Loan is prepayable without penalty on or after October 11, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

PARKVIEW AT SPRING STREET

Sources and Uses

Sources			Uses
Original loan amount	$17,750,000	100.0%	Loan payoff(1)	$13,951,316	78.6%
			Reserves	447,631	2.5
			Closing costs	174,176	1.0
			Return of equity	3,176,877	17.9
Total Sources	$17,750,000	100.0%	Total Uses	$17,750,000	100.0%
(1)	The Parkview at Spring Street Property was previously securitized in the LBUBS 2006-C4 transaction.

The Property. The Parkview at Spring Street Property is a five-story office building totaling 100,895 square feet located in Silver Spring, Maryland, approximately 6.8 miles north of Washington, D.C. Built in 1988 and renovated in 2014, the Parkview at Spring Street Property is situated on a 1.2-acre parcel and features a Bank of America retail branch and a deli on the ground floor. The Parkview at Spring Street Property has a diverse tenant base, which includes the largest tenant, Torti Gallas & Partners, an architecture firm that has won over 400 international, national and local design awards for planning and design and is headquartered at the Parkview at Spring Street Property; Associated Insurance Management, Inc. (“AIM”), which is headquartered at the Parkview at Spring Street Property; and HIAS, Inc., the Hebrew Immigrant Aid Society. With the exception of the three largest tenants, no other tenant at the Parkview at Spring Street Property represents more than 9.8% of the net rentable area. The Parkview at Spring Street Property has averaged 92.3% occupancy since 1993. The Parkview at Spring Street Property features a three-level, below-grade structured parking deck with 216 parking spaces resulting in a parking ratio of 2.1 spaces per 1,000 square feet of net rentable area. As of December 4, 2015, the Parkview at Spring Street Property was 98.3% occupied by 19 tenants.

The following table presents certain information relating to the tenancy at the Parkview at Spring Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Torti Gallas & Partners	NR/NR/NR	22,363	22.2%	$28.50	$637,346	22.5%	7/31/2018(3)
AIM(4)	NR/NR/NR	19,426(4)	19.3%	$26.27(4)	$510,321(4)	18.0%	6/30/2025(5)
HIAS, Inc.	NR/NR/NR	15,074	14.9%	$26.60	$400,968	14.1%	2/28/2026
Bank Of America	A/Baa1/BBB+	4,048	4.0%	$63.85	$258,454	9.1%	12/31/2018(6)
Meridian Senior Living	NR/NR/NR	9,860	9.8%	$23.47	$231,385	8.2%	12/31/2017
Total Major Tenants		70,771	70.1%	$28.80	$2,038,474	71.8%

Non-Major Tenants		28,427	28.2%	$28.12	$799,291	28.2%

Occupied Collateral Total		99,198	98.3%	$28.61	$2,837,765	100.0%

Vacant Space		1,697	1.7%

Collateral Total		100,895	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2016 totaling $65,641.
(3)	Torti Gallas & Partners has one, 3-year lease renewal option.
(4)	AIM will not commence rental payments on its 2,076 square foot (2.1% on the net rentable are) expansion space until May 2016. The abated rent related to the expansion space was reserved at origination.
(5)	AIM has one, 5-year lease renewal option.
(6)	Bank of America has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

PARKVIEW AT SPRING STREET

The following table presents certain information relating to the lease rollover schedule at the Parkview at Spring Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	12,889	12.8%	12,889	12.8%	$325,137	11.5%	$25.23
2018	5	32,994	32.7%	45,883	45.5%	$1,082,434	38.1%	$32.81
2019	3	3,660	3.6%	49,543	49.1%	$96,344	3.4%	$26.32
2020	0	0	0.0%	49,543	49.1%	$0	0.0%	$0.00
2021	0	0	0.0%	49,543	49.1%	$0	0.0%	$0.00
2022	1	2,452	2.4%	51,995	51.5%	$76,576	2.7%	$31.23
2023	2	2,091	2.1%	54,086	53.6%	$58,819	2.1%	$28.13
2024	2	4,385	4.3%	58,471	58.0%	$113,212	4.0%	$25.82
2025	1	19,426	19.3%	77,897	77.2%	$510,321	18.0%	$26.27
2026	3	21,301	21.1%	99,198	98.3%	$574,923	20.3%	$26.99
Thereafter	0	0	0.0%	99,198	98.3%	$0	0.0%	$0.00
Vacant	0	1,697	1.7%	100,895	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	100,895	100.0%			$2,837,765	100.0%	$28.61
(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Parkview at Spring Street Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/4/2015(3)
90.5%	90.5%	86.6%	94.7%	98.3%
(1)	Information obtained from the borrower.
(2)	Occupancy increased from 2013 to 2014 primarily due to AIM (19.3% of the net rentable area) and Major Medical LLC (2.5% of the net rentable area) taking occupancy.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Parkview at Spring Street Property:

Cash Flow Analysis

	2012	2013	2014	TTM 11/30/2015	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,546,505	$2,549,844	$2,435,323(1)	$2,310,664(1)(2)	$2,837,765(2)	94.3%	$28.13
Grossed Up Vacant Space	0	0	0	0	48,365	1.6	0.48
Total Reimbursables	120,624	162,599	127,234	72,429	50,000	1.7	0.50
Other Income	240,568	260,798	283,146	283,574	295,000	9.8	2.92
Less Vacancy & Credit Loss	0	0	0	0	(222,111)(3)	(7.4)	(2.20)
Effective Gross Income	$2,907,697	$2,973,241	$2,845,703	$2,666,667	$3,009,019	100.0%	$29.82

Total Operating Expenses	$1,366,548	$1,420,077	$1,392,779	$1,391,686	$1,354,620	45.0%	$13.43

Net Operating Income	$1,541,149	$1,553,164	$1,452,924	$1,274,981	$1,654,399	55.0%	$16.40
TI/LC	0	0	0	0	213,684	7.1	2.12
Capital Expenditures	0	0	0	0	20,179	0.7	0.20
Net Cash Flow	$1,541,149	$1,553,164	$1,452,924	$1,274,981	$1,420,536	47.2%	$14.08

NOI DSCR	1.37x	1.38x	1.29x	1.13x	1.47x
NCF DSCR	1.37x	1.38x	1.29x	1.13x	1.26x
NOI DY	8.7%	8.8%	8.2%	7.2%	9.3%
NCF DY	8.7%	8.8%	8.2%	7.2%	8.0%
(1)	TTM 11/30/2015 Base Rent decreased from 2014 due to a rent abatement period under the AIM lease from November 1, 2014 through June 30, 2015 and a rent abatement period under the HIAS, Inc. lease from August 13, 2015 through February 13, 2016. AIM does not commence rental payments on its 2,076 square foot expansion space until May 2016. The abated rent related to the expansion space was reserved at origination.
(2)	U/W Base Rent is higher than TTM 11/30/2015 primarily due to HIAS, Inc. commencing rental payments and contractual rent steps through July 2016 totaling $65,641.
(3)	The underwritten economic vacancy is 7.7%. The Parkview at Spring Street Property was 98.3% physically occupied as of December 4, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

PARKVIEW AT SPRING STREET

Appraisal. As of the appraisal valuation date of December 14, 2015, the Parkview at Spring Street Property had an “as-is” appraised value of $27,300,000.

Environmental Matters. According to the Phase I environmental report dated December 18, 2015, there was no evidence of any recognized environmental conditions at the Parkview at Spring Street Property.

Market Overview and Competition. The Parkview at Spring Street Property is located in Silver Spring, Maryland, approximately 6.8 miles north of Washington, D.C. Access to the neighborhood is provided by Interstate 495 (the Capital Beltway), located approximately 1.4 miles northwest of the Parkview at Spring Street Property, which encircles Washington, D.C. and provides access throughout the metropolitan area and nearly all major roadways. Additionally, the Parkview at Spring Street Property is located approximately 0.6 miles northwest of the Paul S. Sarbanes Transit Center, a three-tiered transit facility located in downtown Silver Spring that incorporates the Metrobus, Ride On, Metrorail, MARC train, intercity Greyhound bus and local taxi services under one roof and serves approximately 60,000 passengers daily.

Downtown Silver Spring has recently been redeveloped with retail, office and multifamily properties, including the former City Place mall which is undergoing a $45.0 million renovation and will be rebranded as Ellsworth Place. Ellsworth Place is expected to re-open in Spring 2016 and includes national retail chains such as Whole Foods Market, a 20-screen Regal Theatres, Men’s Warehouse, Ann Taylor Loft, DSW Shoe Warehouse as well as many restaurants including Romano’s Macaroni Grill, Panera Bread, Red Lobster, Baja Fresh, Nando’s and Chick-fil-a. Downtown Silver Spring is also home to a number of major headquarters including the National Oceanic and Atmospheric Administration and Discovery Communications, which invested approximately $150.0 million to relocate from Bethesda and build its headquarters in Silver Spring in 2003. The estimated 2015 population within a one-, three- and five-mile radius of the Parkview at Spring Street Property was 33,108, 216,779 and 595,937, respectively, and the estimated 2015 average household income within the same radii was $104,273, $116,016 and $117,113, respectively.

According to a third party market research report, the Parkview at Spring Street Property is located in the Silver Spring office submarket which is part of the SE Montgomery County office submarket cluster. As of the fourth quarter of 2015, the SE Montgomery County office submarket cluster was comprised of 374 buildings totaling 12.9 million square feet and reported a 12.9% vacancy rate and average asking rent of $26.17 per square foot gross. For the same period, the Silver Spring office submarket was comprised of 185 buildings totaling 7.4 million square feet and reported a 10.8% vacancy rate and average asking rent of $27.64 per square foot gross.

The following table presents certain information relating to comparable office leases for the Parkview at Spring Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Silver Spring Plaza Silver Spring, MD	1970/2001	14	243,582	69%	0.2 miles	Handicap International	July 2015 / 5.0 Yrs	3,521	$24.00	FSG
Lee Plaza Building Silver Spring, MD	1987/NAP	10	141,780	92%	0.3 miles	Richin & Gaines	July 2015 / 5.0 Yrs	1,341	$28.25	FSG
Plaza @ Station Square Silver Spring, MD	1984/NAP	10	139,105	78%	0.5 miles	Localist Corp	May 2015 / 8.0 Yrs	3,066	$29.50	FSG
Wayne Plaza Silver Spring, MD	1970/2006	9	91,000	89%	0.5 miles	Tailored Solutions	January 2015 / 5.4 Yrs	6,152	$25.50	BYS
Blair Office Building Silver Spring, MD	1963/1990	7	69,517	100%	0.6 miles	Potomac Massage	August 2014 / 10.0 Yrs	9,865	$26.50	FSG
(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is 1300 Spring Street, LLC, a Maryland limited liability company and a single purpose entity. SAB Family Limited Partnership is the guarantor of certain nonrecourse carveouts under the Parkview at Spring Street Mortgage Loan.

The Sponsor. The sponsor is SAB Family Limited Partnership, which is controlled by Adam Bernstein who is the president and CEO of The Bernstein Companies, one of the oldest commercial real estate firms in Washington, D.C. Founded in 1933, The Bernstein Companies’ focus has ranged from residential investments and condominium conversions to suburban land development to investments in hotel, office, industrial and retail properties. Today, The Bernstein Companies is focused on strategic acquisitions, ground up developments, and investments, as well as management of its hotel and commercial properties. Since its inception, The Bernstein Companies has owned, developed, managed or financed over 3,000 apartment and condominium units, 2,000 hotel rooms and approximately 5.0 million square feet of commercial office space.

Escrows. The loan documents provide for upfront reserves of $108,984 for real estate taxes; $250,000 for tenant improvements and leasing commissions (“TI/LC”); $62,748 for outstanding TI/LC expenses related to the AIM lease; and $25,899 for rent abatements related to the HIAS, Inc. ($12,924) and AIM ($12,974) leases. The loan documents also provide for ongoing monthly reserves of $18,164 for real estate taxes and $1,682 for replacement reserves. Ongoing monthly TI/LC reserves of $10,000 are required and capped at $500,000 after August 1, 2019 provided no event of default has occurred and is continuing and the amortizing debt service coverage ratio is at least 1.25x. The loan documents do not require monthly escrows for insurance premiums

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

PARKVIEW AT SPRING STREET

as long as (i) no event of default has occurred and is continuing; (ii) the Parkview at Spring Street Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of the payment of insurance premiums.

If Torti Gallas & Partners fails to renew its lease by October 30, 2017 (nine months prior to its lease expiration), the loan documents require the borrower to either provide a letter of credit in an amount of $700,000 ($31.30 per square foot of the Torti Gallas & Partners’ space) or to deposit monthly reserves in an amount of $116,667 until the balance of such reserve is equal to $700,000. If the borrower fails to deliver the letter of credit or deposit funds into the Torti Gallas Reserve by November 15, 2017, the Parkview at Spring Street Mortgage Loan will become recourse to the borrower and guarantor in amount equal to $1.4 million.

Lockbox and Cash Management. The Parkview at Spring Street Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the borrower and property manager are required to deposit all rents directly into such lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the borrower will be required to direct all tenants to deposit all rents directly into such lockbox account and all excess funds in the lockbox account will be swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio being less than 1.10x at the end of any calendar month. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default and with respect to clause (ii), upon the amortizing debt service coverage ratio being at least 1.10x for two consecutive calendar quarters.

Property Management. The Parkview at Spring Street Office Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Parkview at Spring Street Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Parkview at Spring Street Property (provided that the borrower is not required to pay terrorism insurance premiums in excess of two times the premium for all risk and business interruption coverage if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

No. 10 – Omni Officentre

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$15,500,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$15,500,000			Location:	Southfield, MI
% of Initial Pool Balance:	2.2%			Size:	294,090 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$52.70
Borrower Name:	Omni Property Group, LLC			Year Built/Renovated:	1979/NAP
Sponsor:	Larry Nemer			Title Vesting:	Fee
Mortgage Rate:	4.752%			Property Manager:	Self-managed
Note Date:	December 22, 2015			4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	60.2% (12/31/2012)
Maturity Date:	January 6, 2026			2nd Most Recent Occupancy (As of)(2):	61.0% (12/31/2013)
IO Period:	36 months			Most Recent Occupancy (As of)(2):	71.0% (12/31/2014)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	81.0% (11/4/2015)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of) (3):	$1,229,725 (12/31/2012)
Call Protection:	L(26),D(89),O(5)			3rd Most Recent NOI (As of)(3):	$1,301,385 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$1,584,380 (12/31/2014)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,621,347 (TTM 9/30/2015)
Additional Debt Type:	NAP
				U/W Revenues:	$4,178,366
				U/W Expenses:	$1,959,536
				U/W NOI(4):	$2,218,830
Escrows and Reserves(1):				U/W NCF:	$1,847,115
				U/W NOI DSCR :	2.29x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.90x
Taxes	$172,441	$34,488	NAP	U/W NOI Debt Yield:	14.3%
Insurance	$25,597	$3,200	NAP	U/W NCF Debt Yield:	11.9%
Replacement Reserve	$350,000	$6,127	NAP	As-Is Appraised Value:	$24,000,000
TI/LC Reserve	$0	$24,508	NAP	As-Is Appraisal Valuation Date:	October 30, 2015
BCBS TI/LC Reserve	$529,653	$0	NAP	Cut-off Date LTV Ratio:	64.6%
Free Rent Reserve	$202,426	$0	NAP	LTV Ratio at Maturity or ARD:	56.9%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Omni Officentre Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two four-story class B office buildings located in Southfield, MI (the “Omni Officentre Property”). The Omni Officentre Mortgage Loan was originated on December 22, 2015 by Ladder Capital Finance LLC. The Omni Officentre Mortgage Loan had an original principal balance of $15,500,000, has an outstanding principal balance as of the Cut-off Date of $15,500,000 and accrues interest at a rate of 4.752% per annum. The Omni Officentre Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Omni Officentre Mortgage Loan matures on January 6, 2026.

Following the lockout period, the borrower has the right to defease the Omni Officentre Mortgage Loan in whole, but not in part, on any date before September 6, 2025. In addition, the Omni Officentre Mortgage Loan is prepayable without penalty on or after September 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

OMNI OFFICENTRE

Sources and Uses

Sources			Uses
Original loan amount	$15,500,000	100.0%	Loan payoff	$12,286,982	79.3%
			Reserves	1,280,117	8.3
			Closing costs	329,947	2.1
			Return of equity	1,602,954	10.3
Total Sources	$15,500,000	100.0%	Total Uses	$15,500,000	100.0%

The Property. The Omni Officentre Property is comprised of two, four-story class B office buildings containing approximately 294,090 square feet located on a 15.4-acre parcel in Southfield, Michigan, approximately 15.2 miles northwest of Detroit. The Omni Officentre Property was originally built by the borrower in 1979 and features onsite security personnel, a 5,237-square-foot cafeteria, a convenience store and a 2,240-square-foot conference room. The largest tenant at Omni Officentre Property is Blue Cross Blue Shield (“BCBS”), which has been in occupancy since April 2009. BCBS originally occupied 46,896 square feet (15.9% of the net rentable area) and has expanded three times, most recently in April 2015, to occupy a total of 105,016 square feet (35.7% of the net rentable area). In December 2015, BCBS executed a fifth amendment to its lease to further expand by additional 13,061 square feet, to occupy a total of 118,077 square feet (40.1% of the net rentable area) and extend its lease to June 30, 2022. The Omni Officentre Property features 1,172 surface parking spaces, as well as two covered parking garage areas with an additional 17 spaces each, for a total of 1,206 parking spaces resulting in a parking ratio of 4.1 space per 1,000 square feet of rentable area. As of November 4, 2015, the Omni Officentre Property was 81.0% occupied by 30 tenants.

The following table presents certain information relating to the tenancy at the Omni Officentre Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
BCBS	NR/NR/NR	118,077(2)	40.1%	$16.50(2)	$1,948,271(2)	50.2%	6/30/2022
First Recovery Group, LLC	NR/NR/NR	15,464	5.3%	$16.50	$255,156	6.6%	2/28/2018
LogistiCare Solutions, LLC	NR/NR/NR	13,848	4.7%	$17.00	$235,416	6.1%	2/28/2019(3)
Korotkin, Schlesinger & Associates	NR/NR/NR	13,430	4.6%	$17.00	$228,310	5.9%	8/31/2021
BCD Travel USA, LLC	NR/NR/NR	9,356	3.2%	$17.00	$159,052	4.1%	2/28/2018
Total Major Tenants		170,175	57.9%	$16.61	$2,826,205	72.8%

Non-Major Tenants		67,950	23.1%	$15.58	$1,058,413	27.2%

Occupied Collateral Total		238,125	81.0%	$16.31	$3,884,617	100.0%

Vacant Space		55,965	19.0%

Collateral Total		294,090	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2016, totaling $100,233.
(2)	BCBS’s square footage includes the 13,061-square-foot expansion on the first floor of the Omni Officentre Property. BCBS is currently building out the expansion space and is expected to take occupancy in May 2016 and will commence rental payments in January 2017. The abated rent related to the expansion space was reserved at origination.

(3)	LogistiCare Solutions, LLC has one, three-year lease renewal option. If the State of Michigan terminates all of its business contracts with the tenant, the tenant may terminate its lease upon the later of (i) July 31, 2017 and (ii) the last day of 6th complete calendar month following the landlord’s receipt of the termination notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

OMNI OFFICENTRE

The following table presents certain information relating to the lease rollover schedule at the Omni Officentre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	3	8,138	2.8%	8,138	2.8%	$0	0.0%	$0.00
2016	7(5)	10,751(5)	3.7%	18,889	6.4%	$217,314(5)	5.6%	$20.21(5)
2017	8(6)	20,870(6)	7.1%	39,759	13.5%	$372,306(6)	9.6%	$17.84(6)
2018	6	37,530	12.8%	77,289	26.3%	$627,182	16.1%	$16.71
2019	2	21,941	7.5%	99,230	33.7%	$368,951	9.5%	$16.82
2020	2	7,388	2.5%	106,618	36.3%	$122,285	3.1%	$16.55
2021	1	13,430	4.6%	120,048	40.8%	$228,310	5.9%	$17.00
2022	1	118,077	40.1%	238,125	81.0%	$1,948,271	50.2%	$16.50
2023	0	0	0.0%	238,125	81.0%	$0	0.0%	$0.00
2024	0	0	0.0%	238,125	81.0%	$0	0.0%	$0.00
2025	0	0	0.0%	238,125	81.0%	$0	0.0%	$0.00
2026	0	0	0.0%	238,125	81.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	238,125	81.0%	$0	0.0%	$0.00
Vacant	0	55,965	19.0%	294,090	100.0%	$0	0.0%	$0.00
Total/Weighted	30	294,090	100.0%			$3,884,617	100.00%	$16.31

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM includes the Sundries Store, conference room, and A&A Café Inc. totaling 8,138 square feet which have no associated rent.

(5)	Includes leases for Federal Express, UPS and Metropolitan Fiber Systems which do not have any attributed square footage; the Annual U/W Base Rent PSF excluding rent associated with these tenants would be $18.91.

(6)	Includes the lease for TCG Detroit which does not have any attributed square footage; the Annual U/W Base Rent PSF excluding rent associated with TCG Detroit would be $17.24.

The following table presents historical occupancy percentages at the Omni Officentre Property:

Historical Occupancy

12/31/2011	12/31/2012(1)(2)	12/31/2013(1)(2)(3)	12/31/2014(2)(3)	11/4/2015(3)(4)(5)
NAV	60.2%	61.0%	71.0%	81.0%

(1)	The December 31, 2012 and December 31, 2013 occupancies are based on the average occupancy for each respective year.

(2)	Information obtained from the borrower.

(3)	The increase in occupancy from December 31, 2013 to November 4, 2015 is primarily due to BCBS expanding its space by approximately 42,794 square feet (14.6% of the net rentable area).

(4)	Information obtained from the underwritten rent roll.

(5)	The November 4, 2015 occupancy total includes the 13,061-square-foot BCBS expansion space; BCBS is currently building out the expansion space and is expected to take occupancy in May 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

OMNI OFFICENTRE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Omni Officentre Property:

Cash Flow Analysis

	2012	2013(1)	2014(1)	TTM 9/30/2015(2)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,875,941	$2,860,217	$3,202,013	$3,316,781	$3,884,617	93.0%	$13.21
Grossed Up Vacant Space	0	0	0	0	933,980	22.4	3.18
Total Reimbursables	188,871	260,376	248,336	258,177	287,602	6.9	0.98
Other Income	2,900	2,900	3,300	0	6,148	0.1	0.02
Less Vacancy & Credit Loss	0	0	0	0	(933,980)(3)	(22.4)	(3.18)
Effective Gross Income	$3,067,712	$3,123,493	$3,453,649	$3,574,958	$4,178,366	100.0%	$14.21

Total Operating Expenses	$1,837,987	$1,822,108	$1,869,269	$1,953,611	$1,959,536	46.9%	$6.66

Net Operating Income	$1,229,725	$1,301,385	$1,584,380	$1,621,347	$2,218,830	53.1%	$7.54
TI/LC	0	0	0	0	298,193	7.1	1.01
Capital Expenditures	0	0	0	0	73,523	1.8	0.25
Net Cash Flow	$1,229,725	$1,301,385	$1,584,380	$1,621,347	$1,847,115	44.2%	$6.28

NOI DSCR	1.27x	1.34x	1.63x	1.67x	2.29x
NCF DSCR	1.27x	1.34x	1.63x	1.67x	1.90x
NOI DY	7.9%	8.4%	10.2%	10.5%	14.3%
NCF DY	7.9%	8.4%	10.2%	10.5%	11.9%

(1)	The increase in Net Operating Income from 2013 to 2014 is due to tenants representing 57,148 square feet (19.4% of the net rentable area) taking occupancy and commencing rental payments in 2013 and 2014.

(2)	The increase in Net Operating Income from TTM 9/30/2015 to U/W is due to the BCBS expansion of 24,576 square feet in April 2015, the LogistiCare expansion of 2,604 square feet in December 2015, Penn Mutual Life (3,311 square feet) taking occupancy in May 2015, and underwritten contractual rent steps through August 2016 totaling $100,233.

(3)	The underwritten economic vacancy is 19.0%. The Omni Officentre Property was 81.0% physically occupied as of November 4, 2015, which includes the 13,061-square-foot BCBS expansion space; BCBS is currently building out the expansion space and is expected to take occupancy in May 2016.

Appraisal. As of the appraisal valuation date of October 30, 2015, the Omni Officentre Property had an “as-is” appraised value of $24,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 9, 2015, there was no evidence of any recognized environmental conditions at the Omni Officentre Property.

Market Overview and Competition. The Omni Officentre Property is located in Southfield, Michigan, approximately 15.2 miles northwest of Detroit. The Omni Officentre Property is located at the southeast corner of Northwestern Highway and First Center Drive with access to Interstate 696, 10 Mile Road, 11 Mile Road, 12 Mile Road, Civic Center Drive, Telegraph Road, and Lasher Road. The Detroit Metropolitan Wayne County Airport is located approximately 17.0 miles southwest from the Omni Officentre Property. The Omni Officentre Property is located in Oakland County, which had an estimated 2015 median household income of $65,061, 35.1% greater than the median household income for the state of Michigan. The largest employers within Oakland County are Beaumont Hospitals with approximately 11,683 employees, Chrysler Group with approximately 10,172 employees and General Motors Co. with approximately 8,550 employees. The estimated 2015 population within a three- and five-mile radius of the Omni Officentre Property was 66,826 and 255,461, respectively, while the estimated 2015 median household income within the same radii was $59,034 and $57,195, respectively.

According to the appraisal, the Omni Officentre Property is located in the South Southfield office submarket, which reported a 24.5% vacancy rate as of the first quarter 2015, a decrease from the year-end 2011 vacancy rate of 28.3%. The appraiser identified a competitive peer group for the Omni Officentre Property which had weighted average occupancy rate of 87.0%. The appraiser concluded to a blended market rent of $17.00 per square foot, which is approximately 4.2% higher than the Omni Officentre’s weighted average underwritten rent of $16.31 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

OMNI OFFICENTRE

The following table presents certain information relating to comparable office leases to the Omni Officentre Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Allied Center Building Southfield, MI	1967/2016	4	180,291	100%	1.1 miles	Blue Care Network of Michigan	July 2015 / 10 Yrs	180,291	$17.50	MG
Oakland Commons Phase I & II Southfield, MI	1999/NAP	6	315,380	91%	1.3 miles	Credit Acceptance Corp	January 2014 / 5.3 Yrs	3,075	$17.25	MG
Traveler’s Tower II Southfield, MI	1981/2013	10	349,149	95%	1.5 miles	Accretive Health	May 2015 / 11 Yrs	107,572	$15.75	MG
Traveler’s Tower I Southfield, MI	1973/2001	18	456,607	68%	1.7 miles	MSX International	September 2015 / 10.6 Yrs	39,402	$16.10	MG
American Center Southfield, MI	1974/2001	25	508,860	88%	2.3 miles	American Heart Association	July 2015 / 7.3 Yrs	8,072	$17.25	MG
(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is Omni Property Group, LLC, a Michigan limited liability company and single purpose entity. Larry Nemer is the guarantor of certain nonrecourse carveouts under the Omni Officentre Mortgage Loan.

The Sponsor. The sponsor is Larry Nemer, the president of Nemer Property Group, Inc., a full-service real estate organization. Nemer Property Group, Inc. provides design build, management, leasing, tenant improvement construction and design services to a portfolio comprised of approximately 2.0 million square feet of office space and 600,000 square feet of industrial space. Mr. Nemer has developed 13 office and industrial buildings in Troy, Michigan, Southfield, Michigan, and Romulus, Michigan totaling over 2.7 million square feet. In 2012, the prior debt secured by the Omni Officentre Property was modified by its prior lender to extend the term and reduce the outstanding principal. The sponsor was involved in three loan modifications and one discounted pay off between 2013 and 2015. See “Description of the Mortgage Pool – Loan Purposes; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $172,441 for real estate taxes, $25,597 for insurance premiums, $350,000 for replacement reserves, $202,426 for free rent reserve related to the BCBS ($143,671) lease and Korotkin, Schlesinger & Associates ($58,755) lease, and $529,653 for outstanding tenant improvement and leasing commissions related to the BCBS expansion space. The loan documents also provide for ongoing monthly reserves in the amount of $34,488 for real estate taxes, $3,200 for insurance premiums, $6,127 for replacement reserves and $24,508 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Omni Officentre Mortgage Loan documents require a lender-controlled lockbox account, which is already in place, and require the borrower to direct tenants to pay all rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager will be deposited into such lockbox account within 2 business days of receipt. Upon the occurrence and during the continuance of a Cash Management Period (as defined below), excess cash flow from the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.55x for two consecutive calendar quarters; (iii) the occurrence of an event of default under the management agreement; (iv) a Significant Tenant (as defined below) (A) becomes insolvent or the subject of a bankruptcy action, (B) vacates, surrenders or ceases to conduct business operations in substantially all of its space at the Omni Officentre Property for more than sixty days (excluding areas vacated for the purposes of performing construction, restoration or renovation which such vacancy will not exceed 90 days) or (C) notifies the borrower, property manager or any affiliate that it intends to vacate, surrender or cease to conduct its normal business operation at substantially all of its demised premises or otherwise “go dark”; or (v) 12 months prior to the BCBS lease expiration on June 30, 2022 or any subsequent lease expiration date, unless a BCBS Extension Event (as defined below). A Cash Management Period will end upon the occurrence of the applicable Cash Management Cure (as defined below).

“Cash Management Cure” means, with respect to clause (i) of the definition of “Cash Management Period”, upon the cure of such event of default; with respect to clause (ii) of the definition of “Cash Management Period”, upon the debt service coverage ratio exceeding 1.60x for two consecutive calendar quarters; with respect to clause (iii) of the definition of “Cash Management Period”, upon the cure of such event of default under the management agreement or the borrower has entered into a replacement management agreement; with respect to clause (iv)(A) above, upon either (y) the Significant Tenant (or Significant Tenant’s parent company) becoming solvent for one calendar quarter or is longer a debtor in any bankruptcy action and has affirmed its lease (with no material changes to such lease) pursuant to a final, non-appealable order of a court of competent jurisdiction or (z) a re-tenanting event occurring with respect to at least 80.0% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

OMNI OFFICENTRE

applicable Significant Tenant space; with respect to clause (iv)(B) of the definition of “Cash Management Period”, upon the Significant Tenant either (I) reopening for business and, for one calendar quarter, conducting normal business operations at substantially all of its demised premises, paying full unabated rent under its lease and delivering an acceptable tenant estoppel certificate or (II) a re-tenanting event occurring with respect to at least 80.0% of the applicable Significant Tenant space; with respect to clause (iv)(C) of the definition of “Cash Management Period”, upon the applicable Significant Tenant either (Y) irrevocably revoking or rescinding such notice, being open for business and conducting normal business operations in substantially all of its demised premises and paying full, unabated rent for two consecutive calendar quarters and delivering an acceptable tenant estoppel certificate or (Z) a re-tenanting event has occurred with respect to at least 80.0% of the applicable Significant Tenant space; and with respect to clause (v) of the definition of “Cash Management Period”, upon either (a) a BCBS Extension Event occurring and BCBS delivering an acceptable tenant estoppel certificate or (b) a re-tenanting event has occurred with respect to at least 80.0% of the applicable BCBS space.

“Significant Tenant” means BCBS, any replacement of BCBS permitted under the loan documents or any other tenant which, together with its affiliates, leases more than 25.0% of the total square footage at the Omni Officentre Property or constitutes more than 25.0% of the total annual rents generated by the Omni Officentre Property.

“BCBS Extension Event” will commence upon (i) with respect to the June 30, 2022 expiration date, either (A) BCBS exercising its renewal option to extend its lease for an additional period of at least three years with respect to its entire space or (B) BCBS entering into an agreement extending its lease for an additional period of at least three years with respect to at least 80.0% of its space and (ii) with respect to any expiration of the BCBS lease occurring subsequent to the June 30, 2022 expiration date, BCBS entering into an agreement extending the term of its lease to a date beyond June 2027 with respect to at least 94,405 square feet (80.0%) of its space. Notwithstanding the foregoing, in no event a BCBS Extension Event will involve less than 94,405 square feet of space at the property.

Property Management. The Omni Officentre Property is managed by an affiliate of the borrower.

Assumption. The borrower has a right to transfer the Omni Officentre Property, provided that certain conditions are satisfied, including, but not limited to, (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iv) if requested by the lender, rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C33 Certificates; and (v) payment of an assumption fee.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Omni Officentre Property, as well as business interruption covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Wells Fargo Commercial Mortgage Trust 2016-C33	Transaction Contact Information

I.  Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615